UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Post Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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December 9, 2019

Dear Fellow Shareholders:
You are cordially invited to attend our annual meeting of shareholders on Thursday, January 30, 2020. We will hold the meeting at 9:00 a.m., Central Time, at Hilton St. Louis Frontenac, 1335 S. Lindbergh Blvd., St. Louis, Missouri 63131.
In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report to shareholders for the fiscal year ended September 30, 2019, which contain detailed information about us and our operating and financial performance. On or about December 9, 2019, we began mailing to our shareholders these materials or a Notice of Availability of Proxy Materials containing instructions on how to access these materials online.
Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. The prompt execution of your proxy will be greatly appreciated.

Sincerely,
/s/ Robert V. Vitale
Robert V. Vitale
President and Chief Executive Officer

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
December 9, 2019
Notice of Annual Meeting of Shareholders
Dear Shareholders:
The 2020 annual meeting of shareholders of Post Holdings, Inc. will be held at 9:00 a.m., Central Time, on Thursday, January 30, 2020, at Hilton St. Louis Frontenac, 1335 S. Lindbergh Blvd., St. Louis, Missouri 63131. At the annual meeting, shareholders will consider the following matters:

1.	the election of three nominees to the Company’s Board of Directors;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020;

3.	advisory approval of the Company’s executive compensation; and

4.	any other business properly introduced at the annual meeting.
The close of business on November 26, 2019 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the meeting and the proxy statement and proxy card are first being sent or made available to shareholders on or about December 9, 2019.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to shareholders on the Internet. This means that most shareholders will not receive paper copies of our proxy materials and annual report to shareholders. We will instead send shareholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials and annual report to shareholders on the Internet. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our 2020 annual meeting.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter, except ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.
By order of the Board of Directors,
/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 30, 2020
This notice, the proxy statement attached to this notice and our annual report to shareholders for the fiscal year ended September 30, 2019 are available at www.envisionreports.com/POST and on our website at www.postholdings.com.

PROXY STATEMENT

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date:	9:00 a.m., Central Time, on Thursday, January 30, 2020

Place:	Hilton St. Louis Frontenac 1335 S. Lindbergh Blvd. St. Louis, Missouri 63131

Record Date:	November 26, 2019

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the annual meeting.

VOTING ITEMS

Item		Board Recommendation	Page Reference

1	Election of Three Directors	For all nominees	10

2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2020	For	14

3	Advisory Approval of the Company’s Executive Compensation	For	49

Transact any other business that properly comes before the meeting.

BOARD OF DIRECTORS
The following table provides summary information about each director nominee as of November 11, 2019. At our annual meeting, shareholders will be asked to elect the three director nominees in Class II listed in the table below. The Board unanimously recommends a vote FOR each nominee.
Class II - Directors whose terms expire at the 2020 annual meeting of shareholders and who are nominees for terms expiring at the 2023 annual meeting

Name	Director Since	Occupation and Experience	Independent	Board Committees(1)
				AC	CGCC	EC	SFOC

Robert E. Grote	2012	Retired Executive	Yes		✓

David W. Kemper	2015	Executive Chairman, Commerce Bancshares, Inc.	Yes	✓

Robert V. Vitale	2014	President & CEO, Post Holdings, Inc.	No			✓	✓

(1)	AC - Audit Committee; CGCC - Corporate Governance and Compensation Committee; EC - Executive Committee; SFOC - Strategy and Financial Oversight Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good governance, we are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020. The Board unanimously recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

EXECUTIVE COMPENSATION
Our Board is asking that our shareholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of our compensation programs, but rather addresses our overall approach to the compensation of our named executive officers. Please read Compensation Discussion and Analysis beginning on page 16 and the executive compensation tables beginning on page 30 for additional details about our executive compensation programs. The Board unanimously recommends a vote FOR approval of the compensation of our named executive officers.

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
Our Board of Directors is soliciting proxies for the 2020 annual meeting of shareholders. This proxy statement, the form of proxy and the Company’s 2019 annual report to shareholders will be available at www.envisionreports.com/POST beginning on December 9, 2019. On or about December 9, 2019, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to shareholders of record at the close of business on November 26, 2019, the record date for the 2020 annual meeting of shareholders. On the record date, there were 70,718,547 shares of our common stock outstanding.
How can I receive printed proxy materials?
We have elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about December 9, 2019, we mailed to many of our shareholders a Notice containing instructions on how to access our proxy statement and annual report to shareholders online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.
When and where is the annual meeting?
We will hold the annual meeting on Thursday, January 30, 2020, at 9:00 a.m., Central Time, at Hilton St. Louis Frontenac, 1335 S. Lindbergh Blvd., St. Louis, Missouri 63131.
What am I being asked to vote on at the meeting?
We are asking our shareholders to consider the following items:

1.	the election of the three nominees to our Board of Directors named in this proxy statement;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2020;

3.	advisory approval of the Company’s executive compensation; and

4.	any other business properly introduced at the annual meeting.
How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	shares registered directly in your name with our transfer agent, for which you are considered the “shareholder of record;”

•	shares held for you as the beneficial owner through a broker, bank or other nominee in “street name;” and

•	shares credited to your account in the Post Holdings, Inc. Savings Investment Plan or the 8th Avenue Food & Provisions, Inc. 401(k) Plan.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, you are considered the “shareholder of record” with respect to those shares. We have sent a Notice or proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name.” Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded a Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following its instructions for voting by telephone or the Internet.
How can I vote my shares?
You can vote by proxy or in person.
How do I vote by proxy?
 Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our shareholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may vote on the Internet.
If you are a shareholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the Notice or proxy card mailed to you.
Registered Shares:

•
Voting by telephone: You can vote by calling 800-652-VOTE (8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 30, 2020.

•
Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/POST and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 30, 2020.

•
Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Street Name Shares: If you hold shares through a broker, bank or other nominee, you will receive materials from that person explaining how to vote.
If you submit your proxy using any of these methods, Jeff A. Zadoks or Diedre J. Gray, who have been appointed by our Board of Directors as the proxies for our shareholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees to our Board of Directors and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendations of our Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of the three nominees to our Board of Directors; “FOR” ratification of the appointment of our independent registered public accounting firm and “FOR” the proposal regarding advisory approval of the Company’s executive compensation.
If any other matter is presented at the meeting, your proxy will authorize Jeff A. Zadoks or Diedre J. Gray to vote your shares in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
If you wish to give a proxy to someone other than Jeff A. Zadoks or Diedre J. Gray, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy and deliver it to the person whose name has been substituted.
How can I revoke my proxy?
You may revoke a proxy in any one of the following four ways:

•	submit a valid, later-dated proxy;

•	vote again electronically after your original vote;

•	notify our corporate secretary in writing before the annual meeting that you have revoked your proxy; or

•	vote in person at the annual meeting.
How do I vote in person?
If you are a shareholder of record, you will need to bring appropriate identification and you may cast your vote in person. If you hold shares in street name, then you will need to bring an account statement or letter from your broker, bank or other nominee indicating that you were the holder of your shares as of November 26, 2019.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.
How do I vote my shares in the Post Holdings, Inc. Savings Investment Plan or the 8th Avenue Food & Provisions, Inc. 401(k) Plan?
If you are both a shareholder and a participant in the Post Holdings, Inc. Savings Investment Plan or the 8th Avenue Food & Provisions, Inc. 401(k) Plan, you will receive a single Notice or proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate Notices or proxy cards for individual and plan holdings. If you own shares through one of these plans and you do not return your proxy by 11:59 p.m., Eastern Time, on January 27, 2020, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the applicable plan. The trustee also will vote unallocated shares of our common stock held in the applicable plan in direct proportion to the voting of allocated shares in the applicable plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.
Is my vote confidential?
Yes. Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder includes written comments on a proxy or other voting materials.
What “quorum” is required for the annual meeting?
In order to have a valid shareholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when shareholders holding a majority of the outstanding shares entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote.
What vote is required?
The election of each director nominee, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020 and the advisory approval of the Company’s executive compensation must be approved by a majority of the shares represented at the annual meeting in person or by proxy and entitled to vote on the matter.
Although the approval of the Company’s executive compensation is advisory and not binding on the Company, the Board of Directors and the Corporate Governance and Compensation Committee, which is responsible for administering the Company’s executive compensation programs, are interested in the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
How are the voting results determined?
A vote of “withhold” for a nominee will not be voted for that nominee. A vote of “abstain” on a matter will be considered to be represented at the annual meeting, but not voted for these purposes. If a broker indicates on its proxy that it does not have authority to vote certain shares held in street name, the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in street name on particular proposals under the rules of the New York Stock Exchange (the “NYSE”), and the beneficial owner of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares only with regard to ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all, matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.
Is any other business expected at the meeting?
The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file with the SEC on or before February 5, 2020. You also can go to our website at www.postholdings.com to access the Form 8-K. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE

Overview
We are dedicated to creating long-term shareholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our code of conduct for directors, officers and employees, our Audit Committee charter and our Corporate Governance and Compensation Committee charter, are published under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. Information on our website does not constitute part of this proxy statement. Our Board of Directors regularly reviews these materials, Missouri law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.

Director Independence and Role of the Independent Lead Director
Our Board of Directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. Our Board has determined, in its judgment, that all of our non-employee directors, except for Mr. Stiritz, our Chairman of the Board, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.
The independent members of the Board of Directors meet regularly in executive sessions without the presence of management. These sessions are normally held following or in conjunction with regular Board and committee meetings. The chairman of the Corporate Governance and Compensation Committee acts as the presiding director during an executive session of the Board, and the chairman of the committee then in session acts as the chairman during an executive session of that committee.
Our corporate governance guidelines provide that if the Chairman of the Board is not an independent director, then the chairman of our Corporate Governance and Compensation Committee will serve as our independent Lead Director. Our Lead Director has a number of important responsibilities that are described in our corporate governance guidelines, including (i) working with the Chief Executive Officer to develop Board and committee agendas, (ii) coordinating and chairing executive sessions of the Board’s independent directors and (iii) working with the Corporate Governance and Compensation Committee to identify for appointment the members of the various Board committees. Mr. Callison currently serves as our Lead Director and plays an active role in the Company. He serves as an independent liaison between the Chairman of the Board, the Chief Executive Officer, the other members of our Board and management of our Company. Mr. Callison has extensive knowledge about Post’s strategic objectives, the industry in which Post operates and the areas of strategic importance to Post. Our Chief Executive Officer confers regularly with Mr. Callison on a variety of topics, including updates on the Company’s business, merger and acquisition opportunities and other strategic matters. Mr. Callison also consults regularly with the Company’s independent compensation consultant, Aon, and works closely with Aon to develop proposals for the design of our executive compensation programs, which are then reviewed by our Corporate Governance and Compensation Committee.

Code of Conduct
Our code of conduct sets forth our expectations for the conduct of business by our directors, officers and employees. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) this document on our website or in a report on Form 8-K.

Conflicts of Interest
Pursuant to our code of conduct, each director and officer has an obligation not to engage in any transaction that could be deemed a conflict of interest.
The Corporate Governance and Compensation Committee is responsible for approving and ratifying transactions in which one or more directors may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director may participate in the approval of an interested party transaction for which he or she is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.

Structure of the Board of Directors
The Board of Directors is currently comprised of nine members. Our Amended and Restated Articles of Incorporation (as amended) and Amended and Restated Bylaws provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting of shareholders. The size of the Board of Directors can be changed by a vote of its members, and in the event of any increase or decrease in the number of directors, the directors in each class shall be adjusted as necessary so that all classes shall be as equal in number as reasonably possible. However, no reduction in the number of directors shall affect the term of office of any incumbent director. Vacancies on the Board of Directors may be filled by a majority vote of the remaining directors, and the Board of Directors determines the class to which any director shall be assigned. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves until the next meeting of shareholders at which directors in his or her assigned class are elected, at which time he or she may stand for election if nominated by the full Board.
Board Meetings and Committees
The Board of Directors has the following four committees: Audit; Corporate Governance and Compensation; Executive; and Strategy and Financial Oversight. The table below contains information concerning the membership of each of the committees and the number of times the Board of Directors and each committee met during fiscal year 2019. During fiscal year 2019, each director attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he or she served. Because our annual meeting of shareholders is purely routine in nature, our corporate governance guidelines do not require our directors to attend the annual meeting of shareholders, and accordingly, two directors attended the 2019 annual meeting of shareholders. As of November 11, 2019, the Board of Directors and committee members were as follows:

Director	Board	Audit	Corporate Governance and Compensation	Executive	Strategy and Financial Oversight
William P. Stiritz	Δ			Δ	Δ
Robert V. Vitale	•			•	•
Jay W. Brown	•		•		•
Edwin H. Callison	•	•	Δ
Gregory L. Curl	•	•			•
Robert E. Grote	•		•
Ellen F. Harshman	•	•
David W. Kemper	•	Δ
David P. Skarie	•	•		•
Meetings held in fiscal year 2019	5	4	4	0	4

Δ	–	Chair	•	–	Member
Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our internal audit function and independent auditors, (d) our systems of internal accounting, financial controls and disclosure controls and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The Board of Directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The Board of Directors also has determined, in its judgment, that Mr. Kemper, the chair of our Audit Committee, Mr. Callison and Mr. Skarie qualify as “audit committee financial experts” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. Our corporate governance guidelines and Audit Committee charter provide that no Audit Committee member may serve on more than two other public company audit committees absent a judgment that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. The Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 15 of this proxy statement.

Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of our Section 16 officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report to shareholders, (c) issues a report confirming the Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report to shareholders, (d) administers and makes recommendations with respect to director compensation, incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also (i) reviews and revises, as necessary, our corporate governance guidelines, (ii) considers and evaluates transactions between the Company and any director, officer or affiliate of the Company and (iii) identifies individuals qualified to become members of our Board of Directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittees are composed entirely of independent directors.
The Board of Directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The report of the Corporate Governance and Compensation Committee can be found on page 48 of this proxy statement.
Executive Committee
The Executive Committee may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other Board committees.
Strategy and Financial Oversight Committee
The Strategy and Financial Oversight Committee periodically reviews financial and strategic matters with management in order to assist the Board of Directors in exercising its responsibilities regarding the financial condition, objectives and strategy of the Company.

Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The Committee may, from time to time, initiate a search for a new candidate, seeking input from our Chairman of the Board and from other directors. The Committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our Amended and Restated Bylaws and our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board of Directors are identified, and the Committee initiates contact with preferred candidates. The Committee regularly reports to the Board of Directors on the progress of the Committee’s efforts. The Committee meets to consider and approve final candidates who are then presented to the Board of Directors for consideration and approval. Our Chairman or the chairman of the Corporate Governance and Compensation Committee may extend an invitation to join the Board of Directors.
The Committee relies primarily on recommendations from management and members of the Board of Directors to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years and business and residential addresses) and other relevant information, as outlined in our Amended and Restated Bylaws, should be submitted in writing to our corporate secretary. Shareholders wishing to suggest a candidate for director nomination for the 2021 annual meeting of shareholders should mail their suggestions to our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no earlier than October 2, 2020 and no later than November 1, 2020.

Other Board Service
Our corporate governance guidelines do not prohibit our directors from serving on boards or committees of other organizations, except that no Audit Committee member may serve on more than two other public company audit committees absent a judgment that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. Our corporate governance guidelines provide, however, that each of our directors is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties.
Mr. Vitale is our President and Chief Executive Officer and serves as a member of our Board of Directors, as well as on the board of directors of the publicly-traded company Energizer Holdings, Inc. and as executive chairman of BellRing Brands, Inc., our publicly-traded subsidiary that manufactures products in the convenient nutrition category through its operating subsidiaries which historically comprised Post’s active nutrition business. Mr. Vitale became executive chairman of BellRing Brands, Inc. shortly before its October 2019 initial public offering (the “IPO”). We believe that Mr. Vitale has the capacity to serve in these various roles. Serving as executive chairman of BellRing Brands, Inc. is the formalization of the oversight role in which Mr. Vitale previously served when Post’s active nutrition business was a business unit of Post prior to the IPO. Mr. Vitale’s involvement with BellRing Brands, Inc. is the same as it was prior to the IPO with respect to Post’s active nutrition business, only with a different title, and we do not expect Mr. Vitale to spend a materially different amount of time dedicated to BellRing Brands, Inc. as he spent prior to the IPO. In addition, BellRing Brands, Inc. has an independent lead director who will undertake many of the traditional responsibilities that are typically fulfilled by the chairperson of a board of directors. Therefore, our Board of Directors does not believe that Mr. Vitale’s other board commitments will interfere with Mr. Vitale’s discharge of his duties as our President and Chief Executive Officer and as a member of our Board of Directors.

Role of the Board in Risk Oversight
The Board of Directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board of Directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board of Directors at regularly scheduled meetings.
We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, bonus plans measure performance on an annual basis but are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short-term financial results.
Board Leadership Structure
Our current Board leadership structure consists of:

•	separate Chairman of the Board and Chief Executive Officer roles;

•	an independent Lead Director;

•	all non-management directors except for the Chief Executive Officer;

•	independent Audit and Corporate Governance and Compensation Committees; and

•	governance practices that promote independent leadership and oversight.

Separate Chairman and Chief Executive Officer
We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that it should maintain flexibility to select our chairperson and Board leadership structure from time to time. William P. Stiritz serves as non-executive Chairman of the Board and Robert V. Vitale serves as our Chief Executive Officer. Mr. Vitale also is a member of the Board. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Mr. Vitale to focus on operating and managing our Company, while Mr. Stiritz can focus on leading our Board. In addition, an independent director serves as Lead Director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership.
When determining the leadership structure that will allow the Board of Directors to effectively carry out its responsibilities and best represent our shareholders’ interests, the Board will consider various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.
Independent Lead Director and Independent Directors
Pursuant to our corporate governance guidelines, the chairman of the Corporate Governance and Compensation Committee, currently Mr. Callison, acts in the role of our independent Lead Director. The Lead Director’s duties are described above under “Director Independence and Role of the Independent Lead Director.”
In addition to the Lead Director, the Board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committee are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our Board of Directors meetings.

Director Evaluations
On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board of Directors and the functioning of the committees of the Board. In addition to this evaluation, and as a part of this process, the Board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, shares the same with the Board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.
Policy on Director Diversity
Although the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee looks to establish diversity on the Board of Directors through a number of demographics, experience (including operational experience), skills and viewpoints, all with a view to identify candidates who can assist the Board with its decision making. The Committee also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation.
Communication with the Board
Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. The Board of Directors has directed our corporate secretary to forward shareholder communications to our Chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the Board of Directors’s corporate governance and oversight responsibilities.

ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of three current directors (Messrs. Grote, Kemper and Vitale) will expire at the 2020 annual meeting of shareholders. Our Board of Directors has nominated Messrs. Grote, Kemper and Vitale for election for a three-year term that will expire in 2023. The Board of Directors is not aware that any of these nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
Each nominee is currently a director. Mr. Grote was elected to the Board on February 3, 2012, immediately after Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) was completed. Mr. Vitale was elected to the Board effective November 1, 2014 and Mr. Kemper was elected to the Board effective September 1, 2015.
The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Grote, Kemper and Vitale, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.
The Board of Directors unanimously recommends a vote “FOR” each of these nominees.
Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our shareholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board of Directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications to maintain a Board with strong collective abilities.
To fulfill these objectives, the Board of Directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s re-nomination are included in their individual biographies.

•
Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.

•
Industry Experience.  We seek directors with experience as executives or directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.

•
Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping to develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.

•
Public Company Experience.  Directors with experience as executives or directors of other publicly traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board and protection of our shareholders’ interests.

In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.

The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 31, 2019.
NOMINEES FOR ELECTION
ROBERT E. GROTE has served as a member of the Board of Directors since February 2012. Mr. Grote is, and has been for the past five years, a retired executive. Prior to 1998, Mr. Grote spent more than twenty years in management. He served in a number of executive positions at Washington Steel Corporation, an integrated, flat-rolled stainless steel producer, most recently as VP-Administration. He also served as general counsel for Washington Steel Corporation and on the company’s board of directors. Mr. Grote later ran two Pittsburgh, Pennsylvania non-profit organizations: Pittsburgh Center for the Arts and Central Blood Bank. Prior to joining Washington Steel, he practiced law in St. Louis, Missouri, and served for two years as an Assistant United States Attorney for the Eastern District of Missouri. Mr. Grote has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 76.
Director Qualifications

•	Leadership Experience, Operational Experience, Public Company Experience.
DAVID W. KEMPER has served as a member of the Board of Directors since September 2015. Mr. Kemper became Executive Chairman of Commerce Bancshares, Inc., a publicly-traded bank holding company, in August 2018, after serving as its chairman and chief executive officer since 1991. Mr. Kemper is a director of Tower Properties Company, a property management company, and Enterprise Holdings, Inc., a private holding company of car rental companies. Mr. Kemper is a member of Civic Progress in St. Louis and previously served as president of the Federal Advisory Council to the Federal Reserve. Mr. Kemper also previously served on the board of directors of Ralcorp from 1994 to 2013. Mr. Kemper has extensive managerial expertise, including as a chief executive officer, experience in financial operations and expertise with large corporations. Age 69.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Experience.
ROBERT V. VITALE has served as our President and Chief Executive Officer and as a member of the Board of Directors since November 2014. Previously, Mr. Vitale served as our chief financial officer from October 2011 until November 2014.  Mr. Vitale previously served as president and chief executive officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services, from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm. Mr. Vitale has been the executive chairman of BellRing Brands, Inc., our publicly-traded subsidiary that manufactures products in the convenient nutrition category through its operating subsidiaries, since September 2019, and is a member of the board of directors of 8th Avenue Food & Provisions, Inc., our historical private brands business that we separately capitalized with affiliates of Thomas H. Lee Partners, L.P. Mr. Vitale also serves on the board of directors of Energizer Holdings, Inc., a publicly-traded manufacturer of primary batteries, portable lighting products and automotive appearance, performance and fragrance products. Age 53.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Experience.
DIRECTORS CONTINUING IN SERVICE
WILLIAM P. STIRITZ has served as our Chairman of the Board of Directors since February 2012. Previously, Mr. Stiritz served as our chief executive officer from February 2012 until November 2014 and served as our executive chairman from November 2014 until February 2016. Mr. Stiritz is a private equity investor and served as the chairman of the board of directors of Ralcorp from 1994 until February 2012. Since prior to 2005, Mr. Stiritz has been a partner at Westgate Group LLC, a consumer-oriented private equity firm. Mr. Stiritz was chairman emeritus of the board of directors of Energizer Holdings, Inc. from January 2007 to May 2008 and chairman of the board of directors of Energizer Holdings from 2000 to 2007. In addition, he served as a director of Vail Resorts, Inc. from 1997 to 2009. Mr. Stiritz has extensive managerial expertise, including as chairman of a number of public and private companies, and experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations. Age 85.

Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Experience.
JAY W. BROWN has served as a member of the Board of Directors since February 2012 and is a retired senior executive with a long general management career in large consumer-oriented businesses. Most recently, Mr. Brown was a partner at Westgate Equity Partners, LLC, a consumer-oriented private equity firm. At Westgate, Mr. Brown was responsible for operational management of portfolio companies. Prior to forming Westgate in 1998, Mr. Brown was a senior executive with Ralston Purina Company, running several divisions of the multi-dimensional food and agribusiness company, including serving as president and chief executive officer of Protein Technologies International, a leading supplier of soy-based proteins to the food and paper processing industries; Continental Baking Company, a subsidiary of Ralston Purina; and Tri-Union Seafoods (a/k/a Van Camp Seafood Company), a provider of stable seafood products. Mr. Brown served as a director and chairman of the compensation committee of Jack in the Box Inc. from 1997 to 2003 and as a director of Agribrands International, Inc. from 1998 to 2001. Mr. Brown has expertise and background in the food and consumer products industries, particularly in mergers and acquisitions, including as a chief executive officer, a board member and an investor. Age 74.
Director Qualifications

•	Leadership Experience, Industry Experience, Operational Experience, Public Company Experience.
EDWIN H. CALLISON has served as a member of the Board of Directors since February 2012. Mr. Callison has been Executive Vice President of Corporate Development of Breakthru Beverage Group, LLC, a leading North American distributor of luxury and premium wine, spirits and beer brands, since January 2016. Previously, Mr. Callison served as executive vice president of Wirtz Beverage Group, which merged with Sunbelt Holdings to form Breakthru Beverage Group, since June 2012, and also served as senior vice president of Wirtz Beverage Group from June 2008 until June 2012. From 2003 to June 2008, he served as vice president and general manager for Judge & Dolph’s Spectrum division, an affiliate of the Wirtz Beverage Group. Prior to 2003, he spent more than 20 years in various leadership positions with Callison Distributing in Belleville, Illinois. Mr. Callison serves on the board of directors of the Wine and Spirits Wholesalers of America, Wirtz Corporation, First Security Trust & Savings Bank, Elmwood Park, IL and First National Bank of South Miami and as an advisory member of the board of Breakthru Beverage Group, LLC. Mr. Callison has expertise and background in sales, marketing, finance, operations and logistics. Age 64.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Operational Experience.
GREGORY L. CURL has served as a member of the Board of Directors since February 2012. Mr. Curl has been President of Temasek Holdings, an investment company owned by the Singapore government, since September 2010, following a banking career of over 35 years. From 1997 until January 2010, he served as vice chairman of corporate development and chief risk officer at Bank of America Corporation, retiring from Bank of America Corporation in March 2010. Prior to that, Mr. Curl served in a number of senior executive capacities. Mr. Curl has over 35 years of experience and background in the financial services industry, particularly in mergers and acquisitions. Mr. Curl also serves on the board of directors of CITIC Limited, one of China’s largest conglomerates focusing primarily on financial services, resources and energy, manufacturing, engineering contracting and real estate. Age 71.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Public Company Experience.
ELLEN F. HARSHMAN has served as a member of the Board of Directors since October 2017. Ms. Harshman most recently served as the Dean Emerita of the Richard A. Chaifetz School of Business (previously the John Cook School of Business) at Saint Louis University, where she worked at the direction of the Saint Louis University president to lead and manage an institutional project to celebrate the university’s bicentennial, from 2015 until her retirement in January 2019. From 2013 to 2015, Ms. Harshman served as the chief academic officer of Saint Louis University. Ms. Harshman served as the dean of the Richard A. Chaifetz School of Business at Saint Louis University from 2003 to 2013 and was the first female dean of a major business school in the St. Louis, Missouri area. Ms. Harshman also served as an associate professor of management. Ms. Harshman has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 74.
Director Qualifications

•	Leadership Experience, Operational Experience.
DAVID P. SKARIE has served as a member of the Board of Directors since February 2012. Mr. Skarie previously served as co-chief executive officer and president of Ralcorp from September 2003 until his retirement in December 2011. Mr. Skarie also served on the board of directors of Ralcorp from 2003 until February 2012. Prior to serving as co-chief executive officer and president of Ralcorp, Mr. Skarie served as president of several other companies in the consumer food products industry, including Ralston Foods and The Carriage House Companies. Mr. Skarie also served on the board of advisors of Clement Pappas and Company, Inc. (which has since merged into Lassonde Industries), a private label juice company, from 2002 until 2010. Mr. Skarie has expertise and background in the consumer packaged goods industry, including as a chief executive officer. Age 73.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Experience.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 2)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020, and the Board of Directors has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our shareholders at the annual meeting of shareholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since February 2012. A representative of that firm will be present at the annual meeting of shareholders, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
We are not required to obtain shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our shareholders.
The following table sets forth an estimate of the fees that we expect to be billed for audit services during the fiscal year ended September 30, 2019 and for other services during that fiscal year, and the fees billed for audit services during the fiscal year ended September 30, 2018 and for other services during that fiscal year.

	Year Ended September 30,
	2019	2018
Audit fees(1)	$5,366,000	$7,092,900
Audit-related fees(2)	$75,000	$25,000
Tax fees(3)	$864,990	$987,300
All other fees(4)	$2,700	$2,700
_________

(1)	Audit fees relate primarily to the audit and reviews of our financial statements, comfort letter consents and reviews of SEC registration statements.

(2)
Audit-related fees are for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements. For the fiscal years ended September 30, 2019 and September 30, 2018, these services relate to new accounting pronouncements in the year prior to implementation.

(3)	Tax fees include consulting and compliance services and preparation of tax returns in jurisdictions outside of the United States.

(4)
All other fees include any fees for services rendered by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.

With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such services are undertaken.
The Audit Committee has a formal policy concerning approval of all services to be provided by PricewaterhouseCoopers LLP, including audit, audit-related, tax and other services. The policy requires that all services PricewaterhouseCoopers LLP may provide to us must be pre-approved by the Audit Committee. The chairman of the Audit Committee has the authority to pre-approve permitted services that require action between regular Audit Committee meetings, provided that the chairman reports any pre-approval decisions to the Audit Committee at the next regular meeting. The Audit Committee approved all services provided by PricewaterhouseCoopers LLP during fiscal year 2019.
Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Audit Committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at the Committee’s discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2019, management has represented to the Audit Committee that the financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2019 be included in our Annual Report on Form 10-K filed with the SEC for that year.
Although the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm.
David W. Kemper, Chairman
Edwin H. Callison
Gregory L. Curl
Ellen F. Harshman
David P. Skarie

COMPENSATION OF OFFICERS AND DIRECTORS

Compensation Discussion and Analysis
Introduction
The following Compensation Discussion and Analysis (the “CD&A”) describes our fiscal year 2019 executive compensation structure. This CD&A is intended to be read in conjunction with the tables beginning on page 30, which provide detailed compensation information for our following named executive officers (the “named executive officers” or the “NEOs”):

Name	Title
Robert V. Vitale	President and Chief Executive Officer
Jeff A. Zadoks	Executive Vice President and Chief Financial Officer
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary
Howard A. Friedman	President & CEO, Post Consumer Brands
Mark W. Westphal	President, Foodservice
Total Compensation Opportunity
Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives (equity awards). A fourth element of our compensation structure consists of traditional benefits programs (e.g., limited perquisites and benefits).

Executive Summary
Select Performance and Company Highlights for Fiscal Year 2019
We view the Company’s performance in two primary ways:

•	operating and financial performance; and

•	return to shareholders over time, both on an absolute basis and relative to similar companies.
During fiscal year 2019, we achieved a number of strategic and financial accomplishments that we believe will benefit the Company and shareholders alike in the coming years:

•	We delivered on our financial commitments.

◦	In November 2018, the Company announced that management expected Adjusted EBITDA of between $1.19 - $1.24 billion.

◦	Ultimately, the Company delivered over $1.21 billion of Adjusted EBITDA, which was in line with the Company’s budget, and generated significant cash flow.

•
Our stock price at the end of the fiscal year closed at $105.84, an increase of approximately 8% from the start of the fiscal year and a compound annual growth rate of approximately 19.6% since our separation from Ralcorp in February 2012.

•	We opportunistically repurchased approximately 3.3 million shares of our common stock at an average price of $98.76 (exclusive of broker commissions).

•
We announced our plan to pursue an IPO of shares of Class A common stock of our active nutrition business, named BellRing Brands, Inc. The IPO was completed on October 21, 2019, with the Company retaining approximately 71.2% of the beneficial ownership of BellRing Brands, Inc. and receiving total gross proceeds of $1,225.0 million. In connection with these transactions, the Company repaid $1,225.0 million of its existing term loan.

•
On October 1, 2018, we completed the separate capitalization of 8th Avenue Food & Provisions, Inc., comprised of our historical private brands business, with affiliates of Thomas H. Lee Partners, Inc., a private equity firm, through which the Company received total gross proceeds of $875 million, fully monetizing the net investment the Company made in the historical private brands business.

•
We continued to improve our manufacturing facility footprint, including completing the construction of our new pre-cooked egg manufacturing and distribution facility in Norwalk, Iowa and the closure of our Clinton, Massachusetts cereal manufacturing facility.

•
We raised $750 million in long-term debt, and repurchased and retired approximately $60 million in principal value of outstanding debt through repurchases of senior notes, at an average discount of approximately 7%.

Management Team Drives Performance and Creates Shareholder Value
We are a shareholder value driven organization and our compensation philosophy is designed to be aligned with shareholder interests. Management’s objective is to maximize total shareholder return (“TSR”), and compensation decisions are guided by the principle of creating shareholder value.
The following charts illustrate our superior long-term TSR against multiple company groupings:

•	Russell 1000 companies;

•	our compensation peer group companies; and

•	Russell 3000 Packaged Foods & Meats companies.
Two long-term time frames are illustrated:

•	February 6, 2012, the date that the Company first started trading on the NYSE after its separation from Ralcorp, through September 30, 2019, the date of our last fiscal year end;(1) and

•	the most recent three-year period of October 1, 2016 through September 30, 2019.(2)

Total Shareholder Return February 6, 2012 through September 30, 2019	Total Shareholder Return October 1, 2016 through September 30, 2019

(1)
Calculated using a 250 trading day average for the compensation peer group, Russell indices and Post Holdings except for Post Holdings in 2012, where prices including and after February 6, 2012, the date Post Holdings first started trading on the NYSE after its separation from Ralcorp, were used.

(2)	Calculated using a 250 trading day average.

2019 Say-on-Pay Vote
We received 91.4% support from shareholders for the compensation of our named executive officers at our 2019 annual meeting of shareholders. The Corporate Governance and Compensation Committee (the “Committee”) considered this vote outcome, as well as the program and governance enhancements made in 2017 and 2018 in direct response to our shareholder outreach, and did not make any material structural changes to our compensation programs for fiscal year 2019.
Shareholder outreach is a cornerstone of our governance profile. We regularly engage with our shareholders to discuss issues, including, but not limited to, the status of and outlook for our business, the compensation arrangements used to support our business strategy and general governance topics. We seek a collaborative approach to issues of importance to our investors, and want to ensure that our corporate governance practices remain industry-leading from their perspectives.
In addition to serving as our President and Chief Executive Officer, as a member of our Board of Directors and as a member of the Energizer Holdings, Inc. board of directors, Mr. Vitale serves as executive chairman of the board of directors of BellRing Brands, Inc. We understand that some of our shareholders have policies with different limits on the number of public company boards on which a director may serve, and we communicated with several shareholders about Post’s governance philosophy on this topic. Serving as executive chairman of BellRing Brands, Inc. is the formalization of the oversight role in which Mr. Vitale previously served when Post’s active nutrition business was a business unit of Post prior to the IPO. Mr. Vitale’s involvement with BellRing Brands, Inc. is the same as it was prior to the IPO with respect to Post’s active nutrition business, only with a different title, and we do not expect Mr. Vitale to spend a materially different amount of time dedicated to BellRing Brands, Inc. as he spent prior to the IPO. See the section Corporate Governance - Other Board Service on page 7 for further information.
Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow
✓	Enforce strict insider trading policies - adopted an anti-hedging and anti-pledging policy and enforce blackout trading periods for executives and directors	✗	No hedging or pledging of Company stock by executives or directors
✓	Utilize a clawback policy for performance-based compensation	✗	No single-trigger or modified single-trigger change-in-control arrangements
✓	Set meaningful stock ownership guidelines for executives and directors	✗	No change-in-control severance multiple in excess of three times salary and target bonus
✓	Disclose performance goals and performance results for our Senior Management Bonus Program	✗	No excise tax gross-ups upon a change in control
✓	Set a maximum individual payout limit on our Senior Management Bonus Program and for our performance restricted stock unit (“PRSU”) awards	✗	No re-pricing or cash buyout of underwater stock options or stock appreciation rights (“SARs”) allowed
✓
In fiscal year 2019, approximately 88% of our Chief Executive Officer’s total pay opportunity was variable “at risk” compensation. Our other NEOs also had approximately 79% of their total compensation in variable “at risk” programs.
		✗	No enhanced retirement formulas
✓	Limited perquisites and other benefits	✗	No guaranteed compensation either annually or multi-year
✓
Incorporate general severance and change-in-control provisions in our management continuity agreements and Executive Severance Plan that are consistent with market practice, including double-trigger requirements for change-in-control protection
		✗	No market timing with granting of equity awards
✓	Retain an independent compensation consultant reporting directly to the Committee
Our Compensation Philosophy
Our executive compensation programs are intended to attract and retain executive officers and to align the interests of our executive officers and our shareholders. The Committee’s objectives for our programs include, but are not limited to, the following:

•	reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;

•	enhancing shareholder value by focusing management on financial metrics that drive value;

•	focusing on at-risk compensation versus fixed compensation;

•	attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation; and

•	aligning executive decision-making with business strategy and discouraging excessive risk taking.
The Committee determines the type and amount of compensation opportunity for our officers based on a thorough review of a variety of factors, including competitive market data, the officer’s current responsibilities and value to the Company, future leadership potential and individual/corporate/business performance.
We believe that our executive compensation structure strikes a balance of incentive opportunities based on:

•	financial metrics in the Senior Management Bonus Program that directly impact our stock price and enhance longer-term shareholder value;

•	stock price performance to focus our executive team on delivering superior long-term shareholder value; and

•	total shareholder return against companies in our industry to focus on delivering superior shareholder value.
The following table outlines the elements of our executive pay programs and each element’s relationship with our ongoing annual executive compensation philosophy for NEOs:

Component	Purpose	Characteristics	Fixed or Performance-Based

Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Bonus (Senior Management Bonus Program)	Encourages achievement of financial performance metrics that drive short-term results	Based on achievement of predefined corporate and business financial performance objectives	Performance-Based

Long-Term Incentives (“LTI”)	Align executives’ long-term compensation interests with shareholders’ investment interests	Value to the executive is based on long-term stock price performance	Performance-Based

Stock Options	Motivate management behaviors to increase our stock price above the exercise price	Require stock price growth above the exercise price for our executives to recognize value	Performance-Based

Performance Restricted Stock Units (“PRSUs”)	Motivate corporate executives to provide superior TSR over the long term	Cumulative three-year TSR ranking versus Russell 3000 Packaged Foods & Meats companies	Performance-Based

Restricted Stock Units (“RSUs”)	Provide basic retention value and reinforce management behaviors to increase stock price after the grant date	Require stock price growth for our executives to recognize increased value	Performance-Based

Health/Welfare Plans and Retirement Benefits	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed

Perquisites	Provide limited personal benefits that are consistent with our overall philosophy and objective to attract and retain superior executive talent	Limited personal use of the corporate aircraft, with pre-approved authorization of our President and Chief Executive Officer (see page 28)	Fixed

Fiscal Year 2019 NEO Target Compensation Structure Summary
Component	Summary(1)
Base Salary
The following base salaries were approved for fiscal year 2019:
● Mr. Vitale: $1,200,000; no change
● Mr. Zadoks: $600,000; increased 5.3% (near the 50th percentile)
● Ms. Gray: $525,000; increased 5.0% (near the 50th percentile)
● Mr. Friedman: $700,000; no change
● Mr. Westphal: $600,000; increased 14.3% to recognize both strong performance in his new role and increased responsibilities from his January 2018 promotion from CFO, Michael Foods to President, Michael Foods (now President, Foodservice). His base salary was not changed at the time of his 2018 promotion.
Effective May 15, 2019, we decided to modify our paid time off (“PTO”) policy for our corporate-level exempt (salaried) employees to eliminate set PTO. In connection with the PTO policy change, the Committee decided to (i) pay out existing PTO balances and (ii) provide a base salary increase to affected corporate employees, including a 2.0% base salary increase to Messrs. Vitale and Zadoks and Ms. Gray. As a result of the PTO payout and base salary increase, Messrs. Vitale and Zadoks and Ms. Gray received the following amounts and had the following base salary increases:
● Mr. Vitale: $147,687 PTO balance payout; updated base salary of $1,224,000
● Mr. Zadoks: $73,843 PTO balance payout; updated base salary of $612,000
● Ms. Gray: $64,613 PTO balance payout; updated base salary of $535,500

Target Annual Bonus (Senior Management Bonus Program)
Our 2019 Senior Management Bonus Program was based on Corporate or Business Unit Adjusted EBITDA, depending on the organizational level of the executive. The following target bonus opportunities were approved for fiscal year 2019:
● Mr. Vitale: 150% of base salary, no change
● Mr. Zadoks and Ms. Gray: 100% of base salary; no change
● Mr. Friedman and Mr. Westphal: 100% of base salary; no change
Bonuses for Messrs. Vitale and Zadoks and Ms. Gray were calculated based on their base salaries prior to the base salary increases resulting from the PTO policy change.

Long-Term Incentives
We offer a balanced equity portfolio to ensure our executives’ opportunities are linked to increases in shareholder value beyond grant date. We believe using a combination of LTI programs and employing an LTI mix weighted more heavily on performance-based value (e.g., stock options and PRSUs) accomplishes our objectives.
● PRSU program: We implemented our PRSU award program in fiscal year 2018 based on the Company’s three-year TSR performance ranking versus the Russell 3000 Packaged Foods & Meats companies. Only corporate-level officers participate in this program because they have the strongest line-of-sight to our public company shareholder returns.
● Value mix: Our philosophy is to grant more than half of total equity in the form of performance-based value, such as stock options and our PRSU program:
● Mr. Vitale: Approximately 50% of total value is apportioned to each of PRSUs and RSUs.
● Mr. Zadoks and Ms. Gray: Approximately 1/3 of total value is apportioned to each of stock options, PRSUs and RSUs.
● Mr. Friedman and Mr. Westphal: Approximately 50% of total value is apportioned to each of stock options and RSUs.

(1) Fiscal year 2019 targeted compensation adjustments for our NEOs were based on competitive market data from the November 2018 total compensation study summarized in the CD&A subsection entitled Role of Peer Companies and Competitive Market Data.

Total Compensation Mix

Our mix of total compensation, as illustrated by the below charts, is significantly skewed towards variable “at-risk” compensation.

Compensation Decision Process
Role of the Committee
The Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our programs. Among its duties, the Committee is responsible for:

•	considering input from our shareholders;

•	reviewing and assessing competitive market data;

•	reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;

•	reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;

•	evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and

•	approving any changes to the total compensation programs for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.
Following review and discussion, the Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Committee is supported in its work by our Executive Vice President, General Counsel and Chief Administrative Officer and human resources and legal teams, as well as the Committee’s independent compensation consultant. In the event that an employee becomes an executive officer in the middle of the fiscal year, the Committee approves such executive officer’s compensation on a go-forward basis but does not retroactively approve any compensation or compensation targets previously set for such employee.
Role of Management
For executive officers other than himself, our President and Chief Executive Officer makes pay recommendations to the Committee based on competitive market data and an assessment of individual performance. His recommendations to the Committee establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. The Committee reviews and discusses the recommendations, in conjunction with the Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
The Committee retains the services of Aon, in accordance with the Committee’s charter. Aon reports directly to the Committee. The Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon attends Committee meetings, as requested, and communicates with the Committee chair between meetings. The Committee makes all final decisions regarding executive compensation.
Aon’s specific compensation consultation roles include, but are not limited to, the following:

•	advising the Committee on director and executive compensation trends and regulatory developments;

•	developing a peer group of companies for determining competitive compensation rates;

•	providing a total compensation study for executives against peer companies;

•	providing advice to the Committee on corporate governance best practices, as well as any other areas of concern or risk;

•	serving as a resource to the Committee chair for meeting agendas and supporting materials in advance of each meeting;

•	reviewing and commenting on proxy statement disclosure items, including preparation of the CD&A; and

•	advising the Committee on management’s pay recommendations.
The Committee has assessed the independence of Aon as required by the NYSE listing standards. The Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Committee concluded that there are no conflicts of interest raised by the work performed by Aon.
Role of Peer Companies and Competitive Market Data
Annually, the Committee reviews total compensation market data provided by Aon. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria were used to develop competitive market values to assist with fiscal year 2019 pay decisions:

•	Industry: similar to Post, based on the Global Industry Classification System (GICS) code of Packaged Foods & Meats;

•	Company size: approximately 0.4 times to 3 times our annual revenues, with a secondary focus on market cap;

•	Peers: companies using Post in their compensation peer group;

•	Peers of peers: companies used in the peer groups of potential peer companies; and

•	Competitors: companies that compete with Post for business and management talent.
The peer group consisted of 16 companies with median and average annual revenues of approximately $7.4 billion and $7.1 billion, respectively. Post’s annual revenues for fiscal year 2018 were approximately $6.3 billion. The peer companies used to assist with pay decisions for fiscal year 2019 were:

● Campbell Soup Company ● Conagra Brands, Inc. ● Cott Corporation ● Dean Foods Company ● General Mills, Inc. ● The Hain Celestial Group ● The Hershey Company ● Hormel Foods Corporation	● Kellogg Company ● Lamb Weston Holdings, Inc. ● McCormick & Company ● Monster Beverage Corporation ● Pilgrim’s Pride Corporation ● Pinnacle Foods Inc. ● The J.M. Smucker Company ● TreeHouse Foods, Inc.
The peer companies used for fiscal year 2019 are consistent with the peer group used for fiscal year 2018, except for the following additions / deletions:

•
Additions: General Mills, Inc. (Diversified Packaged Foods & Meats company within the desired annual revenue range) and Lamb Weston Holdings, Inc. (Packaged Foods & Meats company spun out of Conagra Brands, Inc. in 2016)

•	Deletions: Flowers Foods, Inc. (single operation bakery); Mead Johnson Nutrition (acquired) and The WhiteWave Foods Company (acquired)
The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United

States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Timing of Compensation Decisions
Pay recommendations for our executives, including our executive officers, are typically made by the Committee at its first regularly scheduled meeting of the fiscal year, normally held in November. This meeting is typically held around the same time as we report our fourth quarter and annual financial results for the preceding fiscal year and provide our financial guidance for the upcoming fiscal year. This timing allows the Committee to have a complete financial performance picture prior to making compensation decisions.
Decisions with respect to prior fiscal year performance, as well as annual equity awards, base salary increases and target performance levels for the current fiscal year and beyond, also typically are made at this meeting. Further, any equity awards approved by the Committee at this meeting are dated as of the date of the Committee meeting. As such, the Committee does not time the grants of options or any other equity incentives to the release of material non-public information.
The exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Committee meeting.
Determination of CEO Compensation
At its first regularly scheduled meeting of the fiscal year, the Committee reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion, the Committee or the Board, as applicable, approves the CEO’s executive compensation.
2019 Compensation Elements
Base Salary
Base salaries are designed to recognize and reward the skill, competency, experience and performance an executive brings to the position. Changes in base salary will result primarily from a comparison against peer group market data, individual and Company performance, internal equity considerations, value to the organization, promotions and the executive’s specific responsibilities compared to market. The Committee reviews base salaries for our executive officers annually.

Name	2019 Base Salary (1)
Robert V. Vitale	$1,200,000	(2)
Jeff A. Zadoks	$600,000	(3)
Diedre J. Gray	$525,000	(4)
Howard A. Friedman	$700,000
Mark W. Westphal	$600,000

(1)	See detailed comments in the CD&A subsection entitled Fiscal Year 2019 NEO Target Compensation Structure Summary.

(2)
Increased to $1,224,000 effective May 15, 2019, as a result of the Company’s decision to eliminate set PTO for corporate-level exempt (salaried) employees. See detailed comments in the CD&A subsection entitled Fiscal Year 2019 NEO Target Compensation Structure Summary.

(3)
Increased to $612,000 effective May 15, 2019, as a result of the Company’s decision to eliminate set PTO for corporate-level exempt (salaried) employees. See detailed comments in the CD&A subsection entitled Fiscal Year 2019 NEO Target Compensation Structure Summary.

(4)
Increased to $535,500 effective May 15, 2019, as a result of the Company’s decision to eliminate set PTO for corporate-level exempt (salaried) employees. See detailed comments in the CD&A subsection entitled Fiscal Year 2019 NEO Target Compensation Structure Summary.

Annual Bonus (Senior Management Bonus Program)
Our NEOs are eligible to earn incentives based on fiscal year performance. The Senior Management Bonus Program is designed to reward our executives who attain superior annual performance in key areas that we believe create long-term value for shareholders. Performance is measured at both the corporate and business unit level.
For fiscal year 2019, the Committee approved Adjusted EBITDA as the primary performance metric for both corporate and business unit level executive officers. We believe Adjusted EBITDA is the best metric for measuring performance achievement levels of our executive officers because it is directly linked to shareholder returns, and it is a clear straight-forward financial metric. Potential financial adjustments to determine performance achievement levels include items such as transaction costs and integration costs, provision for legal settlements, non-cash stock-based compensation and other items that the Company believes do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other fiscal periods. These adjustments are consistent with our announced results.
Performance measures: The following financial targets were included in the Senior Management Bonus Program:
(dollars in millions)

Measure(1)	Threshold(2)	Target(2)	Maximum(2)
Corporate-Adjusted EBITDA	$1,132.4	$1,192.0	$1,251.6
Foodservice-Adjusted EBITDA	$286.7	$303.8	$316.9
Post Consumer Brands-Adjusted EBITDA	$451.25	$475.0	$498.75

(1)	See definitions of Corporate and Business Unit Adjusted EBITDA in the footnotes to the Fiscal Year 2019 Performance Achievement table below.

(2)	When evaluating financial goals/results, the Committee generally excludes non-recurring or extraordinary items.
Upon completion of the fiscal year, the Committee determines achievement levels versus the pre-approved financial targets. The Committee also performs a comprehensive review of the overall financial performance at the corporate and business unit levels. For performance achievement between the threshold, target and maximum performance levels, earned amounts are interpolated on a straight-line basis between points. Performance achievement below the threshold level generally will result in a lower bonus amount, to the extent discretion is exercised, or no bonus at all. The Committee retains flexibility to make adjustments as needed to incorporate the results of its comprehensive financial review.
Target award opportunities: The following target bonuses (as a percentage of base salary) were approved for fiscal year 2019. No changes were made to the target bonus percentages approved for these individuals for fiscal year 2018.

Name	2019 Target (1) (% of Salary)
Robert V. Vitale	150%
Jeff A. Zadoks	100%
Diedre J. Gray	100%
Howard A. Friedman	100%
Mark W. Westphal	100%

(1)
Participants may earn from 50% to 150% of target bonus based on performance achievement between the threshold and maximum levels. Payout opportunities for performance between the threshold, target and maximum levels are interpolated on a straight-line basis. Performance achievement below the threshold level generally will result in a lower bonus amount, to the extent discretion is exercised, or no bonus at all.

Actual Fiscal Year 2019 performance assessment and earned amounts: The following attainment levels were approved for Corporate and Business Unit Adjusted EBITDA for fiscal year 2019:
(dollars in millions)

Fiscal Year 2019 Performance Achievement	Threshold	Target	Maximum	Actual
Corporate-Adjusted EBITDA(1)	$1,132.4	$1,192.0	$1,251.6	$1,210.4
Foodservice-Adjusted EBITDA(2)	$286.7	$303.8	$316.9	$310.0
Post Consumer Brands-Adjusted EBITDA(3)	$451.25	$475.0	$498.75	$463.1
(1) Corporate-Adjusted EBITDA is a non-GAAP measure which represents the consolidated net earnings of the Company excluding income tax benefits, net interest expense, loss on extinguishment of debt, gain on sale of business, depreciation and amortization, non-cash stock-based compensation, restructuring and facility closure costs, transaction costs, integration costs, mark-to-market adjustments on commodity and foreign exchange hedges, mark-to-market adjustments and cash settlements on interest rate and cross-currency swaps, impairment of goodwill and other intangible assets, provisions for legal settlements, noncontrolling interests, equity method investments, inventory valuation adjustments on acquired businesses, purchase price adjustments on acquisitions, debt consent solicitation costs, assets held for sale and foreign currency gains and losses on intercompany loans.
(2) Foodservice-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Foodservice segment from the Company’s Annual Report on Form 10-K, excluding depreciation and amortization, mark-to-market adjustments on commodity and foreign-exchange hedges, integration costs and provisions for legal settlements.
(3) Post Consumer Brands-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Post Consumer Brands segment from the Company’s Annual Report on Form 10-K, excluding depreciation and amortization and integration costs.

Based on the approved fiscal year 2019 performance results above, and the results of the Committee’s comprehensive financial review, the Committee approved the following bonus amounts:

Approved Fiscal Year 2019 Actual Bonuses
Name	2019 Target Bonus (% of Salary)	2019 Actual Bonus Earned (% of Target)	2019 Actual Bonus Earned (1)
Robert V. Vitale	150%	90%	$1,620,000
Jeff A. Zadoks	100%	90%	$540,000
Diedre J. Gray	100%	90%	$472,500
Howard A. Friedman	100%	75%	$525,000
Mark W. Westphal	100%	120%	$720,000

(1)	Bonuses for Messrs. Vitale and Zadoks and Ms. Gray were calculated based on their base salaries prior to the base salary increases resulting from the PTO policy change.
The Company exceeded its corporate Adjusted EBITDA target of $1,192.0 million, delivering $1,210.4 million of Adjusted EBITDA. However, when determining bonus amounts at the corporate holding company level, the Committee exercised reasonable downward discretion, resulting in the payout of bonuses to Messrs. Vitale and Zadoks and Ms. Gray at 90% of the target amount. In making its determination, the Committee considered that several business units did not meet their Adjusted EBITDA target for the fiscal year and paid out bonuses at below the target amount or did not pay out a bonus at all. More specifically, the Committee took into account that the weighted average bonus payout across all of the Company’s business units was approximately 92%. In addition, the payout of bonuses at a lower percentage of the target amount to certain individuals at the corporate holding company level allowed the Company to pay out discretionary bonuses at certain of the business units. In light of these considerations, the Committee considered it appropriate to pay out bonuses to Messrs. Vitale and Zadoks and Ms. Gray at 90% of the target amount.
Long-Term Incentives - Structure and Annual Grants
The Committee believes in a balanced approach to long-term incentive compensation, with an emphasis on performance-based compensation. In fiscal year 2019, our annual equity structure consisted of the following elements:

•	Stock options;

•	PRSUs; and

•	RSUs.
We weighted our long-term incentive grant value as follows:

•	Mr. Vitale: Approximately 50% of value was apportioned to each of PRSUs and RSUs. The Committee approved the elimination of stock option grants to Mr. Vitale in fiscal year 2019.

•	Mr. Zadoks and Ms. Gray: Approximately 1/3 of total value was apportioned to each of stock options, PRSUs and RSUs.

•	Mr. Friedman and Mr. Westphal: Approximately 50% of total value was apportioned to each of stock options and RSUs.
This weighting is consistent with our philosophy of granting a significant weight of performance-based value (stock options and/or PRSUs) to our corporate and business unit leaders. Corporate executives received PRSUs based on relative TSR performance because they have the strongest line-of-sight to that metric. In addition, we firmly believe stock options represent effective performance-based compensation.
The Committee uses competitive market data from our annual total compensation study to assist with targeted long-term incentive value. In addition, the Committee considers individual performance, potential future contributions to our business, internal equity and management’s recommendations.
Stock options: The value of stock options is based solely on stock price appreciation after the grant date. Stock option grants have a ten-year term and one-third of the grant vests on the first, second and third anniversaries of the grant date to enhance retention throughout the three-year period. The exercise price equals our closing stock price on the grant date.
PRSUs: The opportunity to earn shares is based on our three-year TSR ranking versus the Russell 3000 Packaged Foods & Meats companies (33 companies including Post Holdings as of October 1, 2018, the beginning of the three-year performance period). This plan focuses our corporate executives’ behaviors on long-term decision-making that enhances shareholder value. Shares as a percentage of target may be earned on a sliding scale as follows:

Post’s Relative 3-Year TSR Percentile Rank	Vesting (1)
≥90th	200% of target
50th	100% of target
25th	25% of target
<25th	0% of target
(1) Performance between points is interpolated on a straight-line basis.
The following bullets summarize the fiscal year 2019 PRSU award program design parameters:

•	Performance period: October 1, 2018 through September 30, 2021.

•
Maximum performance: Set at the 90th percentile to mandate exceptional shareholder returns before maximum opportunity is recognized. Our 90th percentile requirement is well-above the U.S. market norm of 75th percentile.

•	Peer group: Russell 3000 Packaged Foods & Meats companies; acquired companies are removed from the rankings; bankruptcies are dropped to the bottom ranking.

•
Beginning and ending values: Based on the average of the 250 trading days immediately prior to and including the first/last day of the performance period to mitigate any short-term swings in stock price on either end.

•	Dividends: Re-invested on the ex-dividend date.

•	Negative three-year TSR: If Post has a negative three-year TSR, then payout is capped at 100% of target, regardless of ranking.

•
Vesting: The number of PRSUs awarded in accordance with the sliding scale vesting table set forth above will vest following the end of the three-year performance period. No PRSUs will vest during the performance period, with limited exceptions in cases of death, disability or involuntary termination of employment associated with a change in control of the Company (or absent an involuntary termination, failure of the acquirer in a change in control to assume, on substantially the same terms, the PRSUs).

RSUs: The value of RSUs provides a base level of retention value as well as incentive for increasing shareholder value after the grant date. Consistent with stock options, our RSUs generally vest one-third per year on the first, second and third anniversaries of the grant date, although RSUs with cliff vesting also have been awarded to our NEOs.
Value of Option Awards
We determine the fair value of stock option grants in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and the SEC’s Staff Accounting Bulletin Topic 14. Application of this guidance has historically caused our fair value estimates to be somewhat lower than those determined by external shareholder advisory firms, primarily due to differences in assumptions for the expected term of the options. For our standard three-year vesting awards, we have used the simplified method allowed under GAAP as we do not have sufficient historical share option exercise experience. This approach resulted in an expected term of 6.5 years. The advisory firms use a full ten-year expected term for their stock option valuations, regardless of the Company’s circumstances.
Other Compensation Policies
Stock Ownership Guidelines
We have stock ownership guidelines applicable to non-employee directors and Section 16 officers. Our Board of Directors believes it is in the best interests of the Company and our shareholders to align the financial interests of Section 16 officers and non-employee directors with those of our shareholders. Our guideline structure is as follows:

•	Non-Employee Directors - 5 times annual retainer

•	Chief Executive Officer - 6 times base salary

•	Section 16 Officers - 2 times base salary

Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2019, all participants were in compliance with the ownership requirements. The categories of stock ownership that satisfy the ownership criteria include:

•	shares owned directly or indirectly (e.g. by spouse or trust);

•
unvested time-vested or performance-based cash or stock-settled restricted stock or RSUs (with any awards subject to unsatisfied performance-based vesting conditions taken into account at the “target” level of performance);

•	shares represented by amounts invested in the Post Savings Investment Plan; and

•	share equivalents under our deferred compensation plans.
Unvested stock options, unexercised stock options and SARs are not included when determining compliance with the guidelines. The Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Post common stock. The Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.
Recoupment (“Clawback”) Policy
We have an executive compensation “clawback” policy in connection with performance-based compensation. The clawback policy provides that in the event there is a restatement of the Company’s financial results, other than due to a change in applicable accounting methods, rules or interpretations, the Committee, to the extent allowable under applicable law, has the authority to recoup performance-based compensation paid to a director or Section 16 officer during the three-year period preceding the restatement if (i) the restatement would result in the payment of a reduced award if the award were recalculated based on the restated results and (ii) the director or Section 16 officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement. The policy went into effect on May 4, 2015 and applies to all performance-based compensation granted, paid or credited after May 4, 2015.
Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and a policy that prohibits pledging of shares by directors and executive officers. Specifically, the policy prohibits directors and executive officers from (i) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities or (ii) pledging, hypothecating or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account.
Compensation Risk Assessment
The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. The following features of our programs mitigate this risk:

•	the Committee retains an independent compensation advisor to assist with annual compensation decisions;

•
the Committee approves the Senior Management Bonus Program financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned at the end of the fiscal year;

•	the Senior Management Bonus Program caps potential payouts at 150% of the target opportunity and the PRSU grants cap potential payouts at 200% of target opportunity to mitigate potential windfalls;

•	we utilize a mix of cash and equity incentive programs, and all equity awards are subject to multi-year vesting;

•	we utilize a portfolio of equity award types;

•
we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our shareholders’ best interests in light of potential employment uncertainty;

•	executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and

•	an incentive clawback policy permits the Company to recoup compensation paid on the basis of financial results that are subsequently restated.

Limitations on Deductibility of Compensation
Section 162(m) was amended under the Tax Cuts and Jobs Act and with limited exceptions, the performance-based exemption no longer applies. Beginning with fiscal year 2019, compensation above $1,000,000 is generally non-deductible for any executive officer who was subject to Section 162(m) in fiscal year 2018 or, beginning with fiscal year 2019, has served as our chief executive officer or chief financial officer or has been one of our three highest-paid other executive officers. The Company’s objectives are not always consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by the Company and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance.
Benefits and Perquisites
Retirement - Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees. These plans provide executives with an opportunity to accumulate funds for retirement. The Deferred Compensation Plan for Key Employees allows eligible employees to defer all or a portion of any eligible bonus earned on a pre-tax basis. The committee that administers the plan may determine that matching contributions may be made for any of Post’s fiscal years. We also maintain an Executive Savings Investment Plan which permits eligible employees to make pre-tax deferrals of between 1% and 75% of their base salaries. Income taxes on the amounts deferred and any investment gains are deferred until distributed. The Executive Savings Investment Plan does not provide for Company matching contributions. The Executive Savings Investment Plan does permit, if approved, a discretionary annual employer contribution, which vests at 25% of each year of service.
Deferred compensation under the plans may be hypothetically invested in Post common stock equivalents or in a number of funds operated by Vanguard Fund Group, Inc. with a variety of investment strategies and objectives. We do not guarantee the rate of return of any fund. Any matching contributions under the Deferred Compensation Plan for Key Employees are deemed to be hypothetically invested in Post common stock equivalents. Under both plans, distributions of deferrals invested in common stock equivalents are generally made in shares of our common stock, and deferrals hypothetically invested in the Vanguard funds are made in cash. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in our financial health. See the section Non-Qualified Deferred Compensation on page 37 for further information.
Perquisites
We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Committee reviews the levels of perquisites and other benefits periodically.
Currently the only perquisite provided is personal use of our corporate aircraft. Our executive officers may use our corporate aircraft for personal use with prior authorization of the Chief Executive Officer. The Committee has the authority to grant tax gross-ups related to such use, provided that they do not exceed $100,000 for any individual or $200,000 in the aggregate during any fiscal year. The Committee reviews the levels of perquisites and other benefits periodically. Personal use of the Company aircraft is discussed in the Summary Compensation Table on page 30, where applicable.
Change in Control and Involuntary Termination Treatment
Management Continuity Agreements
Each member of our senior management, including the NEOs whose compensation is discussed herein, has entered into a Management Continuity Agreement and/or is a participant in our Executive Severance Plan described below. The Management Continuity Agreements are intended to promote stability and continuity of senior management in the event of an actual or anticipated change in control of the Company. The Board of Directors authorized these agreements in recognition of the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Our Board of Directors is of the opinion that a properly designed change in control agreement protects shareholder interests by providing (i) incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending and (ii) assurance of severance benefits for terminated employees.
Under the Management Continuity Agreements, in the event of an involuntary termination in association with a change in control, a NEO who has executed a Management Continuity Agreement may receive (i) a lump sum severance payment equal to the present value of three years of base salary plus the present value of the greater of three years of (A) the NEO’s target bonus for the year in which termination occurred and (B) the NEO’s last annual bonus preceding the termination or change in control (whichever is greater), (ii) a lump sum payout equal to the actuarial value of continued participation in certain welfare benefit plans or equivalent benefits, (iii) outplacement assistance and (iv) reimbursement for certain litigation expenses.
Executive Severance Plan
We adopted an Executive Severance Plan in fiscal year 2015 (which we amended in fiscal year 2016 and fiscal year 2017), which generally provides the following benefits in the event of a termination of employment by us without cause or by the executive for good reason:

•	a lump sum payment of two times the executive’s annual base salary and target bonus, plus $20,000;

•	a prorated bonus for the year of termination;

•
for any equity award granted under the Post Holdings, Inc. 2012 Long-Term Incentive Plan or the Post Holdings, Inc. 2016 Long-Term Incentive Plan with a time-based vesting schedule that is not pro rata, or with a vesting schedule that does not provide for any vesting on or before the first anniversary of the date of grant of the equity award, vesting of the equity award as if there was a three-year pro rata vesting schedule with vesting occurring on the first, second and third anniversaries of the date of grant (to the extent the equity award had not already vested at a greater percentage);

•	up to twelve weeks of COBRA subsidy at active employee rates upon timely election of COBRA; and

•	outplacement services.
The Executive Severance Plan also provides severance benefits in the event of an involuntary termination in association with a change in control of the Company to participating senior management employees who have not executed a Management Continuity Agreement. These benefits are similar to those benefits provided for under the Management Continuity Agreements. See Potential Payments Upon Termination of Employment or Change in Control on page 38 for further information.
We believe that the Management Continuity Agreements and the Executive Severance Plan are fair to the executives and to our shareholders and, because the severance benefits are agreed to before a possible termination, they avoid the need for protracted negotiations at the termination date.
Equity Compensation
Generally, if a NEO ceases to be employed by the Company in the event of an involuntary termination in association with a change in control, each equity award held by such NEO vests. With some exceptions, if a NEO’s employment terminates other than due to death or disability outside of the context of a change in control, each unvested equity award held by such NEO is forfeited. See Potential Payments Upon Termination of Employment or Change in Control on page 38 for further information.

Summary Compensation Table
The following table shows information about the compensation of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers who were serving as executive officers at September 30, 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Robert V. Vitale	2019	1,356,687	—	8,102,503	—	1,620,000	84,753	141,873	11,305,816
President & CEO	2018	1,175,000	—	4,577,821	2,067,240	1,530,000	93,655	424,793	9,868,509
	2017	1,000,000	—	1,426,400	4,761,935	1,200,000	63,693	195,470	8,647,498
Jeff A. Zadoks	2019	673,343	—	1,466,204	660,796	540,000	35,102	33,758	3,409,203
EVP & CFO	2018	563,125	—	654,102	899,599	484,500	26,682	64,236	2,692,244
	2017	510,000	—	463,580	595,242	515,000	27,432	72,805	2,184,059
Howard A. Friedman(1)	2019	700,000	—	795,295	834,679	525,000	1,824	83,708	2,940,506
President & CEO,	2018	135,512	—	3,432,780	—	—	—	16,822	3,585,114
Post Consumer Brands
Diedre J. Gray	2019	589,384	—	1,273,226	573,838	472,500	7,965	33,498	2,950,411
EVP, General Counsel & Chief	2018	495,000	—	515,169	708,594	425,000	31,613	74,600	2,249,976
Administrative Officer, Secretary	2017	455,625	—	463,580	520,837	460,000	26,784	76,906	2,003,732
Mark W. Westphal(2)	2019	588,461	—	745,664	782,524	720,000	3,053	17,513	2,857,215
President, Foodservice	2018	522,171	—	1,375,602	582,864	1,022,668	6,233	40,112	3,549,650
_________

(1)	Mr. Friedman joined the Company effective July 23, 2018.

(2)	Mr. Westphal was promoted to the role of President, Foodservice (formerly known as Michael Foods) effective January 12, 2018.

(3)
The amounts relate to awards of RSUs and PRSUs granted in the fiscal year. The awards reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the NEOs. See Note 20 to the Company’s fiscal year 2019 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. The values of PRSUs assume target performance over the performance periods and are consistent with the estimate of aggregate compensation cost to be recognized over the performance periods determined as of the applicable grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For Messrs. Vitale and Zadoks and Ms. Gray, in fiscal years 2019 and 2018 this amount includes a RSU award and a PRSU award; for all other NEOs, this amount reflects RSU awards. For Mr. Westphal, in fiscal year 2018 this amount includes two RSU awards: (i) an annual grant on December 1, 2017 and (ii) a grant on December 4, 2017 in connection with his promotion.

The following table reflects the value at grant date of the fiscal years 2019 and 2018 PRSU awards granted to Messrs. Vitale and Zadoks and Ms. Gray at minimum, threshold, target and maximum performance levels:

GRANT DATE VALUE OF PRSUS
	Fiscal Year	At Minimum 0% ($)	At Threshold 25% ($)	At Target 100% ($)	At Maximum 200% ($)
Robert V. Vitale	2019	—	1,155,746	4,622,984	9,245,968
	2018	—	628,859	2,515,241	5,030,482
Jeff A. Zadoks	2019	—	209,201	836,561	1,673,122
	2018	—	89,823	359,390	718,780
Diedre J. Gray	2019	—	181,675	726,455	1,452,910
	2018	—	70,764	283,055	566,110

(4)
The amounts relate to option awards granted in the fiscal year and reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amounts that will be realized upon exercise by the NEOs. See Note 20 to the Company’s fiscal year 2019 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(5)
The amounts reported in this column reflect bonuses earned by the NEOs during the fiscal year under our Senior Management Bonus Program, discussed above in Compensation Discussion and Analysis. For Mr. Westphal, in fiscal year 2018 this amount also reflects a $235,168 bonus earned under the Post Holdings, Inc. Performance Reward Program Fiscal Years 2016 - 2018.

(6)
The amounts reported in this column represent the aggregate earnings on the respective NEO’s account under our Executive Savings Investment Plan and Deferred Compensation Plan for Key Employees. These amounts are included in the Non-Qualified Deferred Compensation table below.

(7)	Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Miscellaneous ($)	Total ($)
Robert V. Vitale	2019	16,800	714	88,830	35,529	—	141,873
	2018	129,977	714	103,528	110,574	80,000 (c)	424,793
	2017	163,120	714	20,030	11,606	—	195,470
Jeff A. Zadoks	2019	16,800	714	13,571	2,673	—	33,758
	2018	61,013	714	—	2,509	—	64,236
	2017	69,955	714	—	2,136	—	72,805
Howard A. Friedman	2019	—	714	70,153	12,841	—	83,708
	2018	—	119	15,038	1,665	—	16,822
Diedre J. Gray	2019	16,800	714	11,528	4,456	—	33,498
	2018	54,519	714	13,367	6,000	—	74,600
	2017	62,674	714	9,021	4,497	—	76,906
Mark W. Westphal	2019	16,800	713	—	—	—	17,513
	2018	39,398	714	—	—	—	40,112
_________

(a)
Amounts are based on the aggregate incremental cost to us of the NEO’s use of our aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of owning the aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of NEOs occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.

(b)
Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in each executive officer’s taxable wages. We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use. For Mr. Vitale, this figure also includes $76,709 in fiscal year 2018 to reimburse him for amounts necessary to offset the impact of income taxes related to the Company’s reimbursement of his business club initial membership fee.

(c)	Amount consists of reimbursement for Mr. Vitale’s business club initial membership fee.

Supplemental Summary Compensation Table
The following table presents additional information about the compensation of our NEOs during fiscal year 2019 that differs from the Summary Compensation Table shown on page 30 and is intended to illustrate the longer term nature of the equity awards granted to our NEOs. The above Summary Compensation Table was prepared in accordance with SEC requirements and shows, in the “Stock Awards” and “Option Awards” columns, the corresponding grant date fair value for the awards as reflected in our financial statements. The following table presents, in the “Stock Awards” column, the market value of shares underlying the RSUs and PRSUs which vested during the applicable fiscal year and, in the “Option Awards” column, the intrinsic value (the difference between the market value of the shares and the exercise price of the option) of stock options exercised during the applicable fiscal year. The other columns in the table are the same as those used in our Summary Compensation Table above.
This table is not intended to be a substitute for the Summary Compensation Table shown on page 30. However, we believe the table provides a useful comparison of the difference between the grant date fair value for an award under applicable accounting standards and the actual value a NEO received in the applicable fiscal year. Please see the table Outstanding Equity Awards at September 30, 2019 below for a list of each NEO’s outstanding equity awards and their vesting/exercisable schedules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Robert V. Vitale	2019	1,356,687	—	2,681,623	—	1,620,000	84,753	141,873	5,884,936
President & CEO	2018	1,175,000	—	2,350,127	—	1,530,000	93,655	424,793	5,573,575
	2017	1,000,000	—	2,139,635	—	1,200,000	63,693	195,470	4,598,798
Jeff A. Zadoks	2019	673,343	—	631,634	—	540,000	35,102	33,758	1,913,837
EVP & CFO	2018	563,125	—	447,323	—	484,500	26,682	64,236	1,585,866
	2017	510,000	—	707,499	—	515,000	27,432	72,805	1,832,736
Howard A. Friedman(1)	2019	700,000	—	—	—	525,000	1,824	83,708	1,310,532
President & CEO,	2018	135,512	—	—	—	—	—	16,822	152,334
Post Consumer Brands
Diedre J. Gray	2019	589,384	—	607,693	—	472,500	7,965	33,498	1,711,040
EVP, General Counsel & Chief	2018	495,000	—	447,323	—	425,000	31,613	74,600	1,473,536
Administrative Officer, Secretary	2017	455,625	—	707,499	—	460,000	26,784	76,906	1,726,814
Mark W. Westphal(2)	2019	588,461	—	371,870	—	720,000	3,053	17,513	1,700,897
President, Foodservice	2018	522,171	—	280,800	—	1,022,668	6,233	40,112	1,871,984
_________

(1)	Mr. Friedman joined the Company effective July 23, 2018.

(2)	Mr. Westphal was promoted to the role of President, Foodservice (formerly known as Michael Foods) effective January 12, 2018.

(3)
In this Supplemental Summary Compensation Table, the Company has shown the actual financial benefit to the NEOs from RSUs that vested during the applicable fiscal year. No PRSUs vested during any of the applicable fiscal years.

(4)	In this Supplemental Summary Compensation Table, the Company has shown the actual financial benefit to the NEOs from options that were exercised during the applicable fiscal year.

(5)
The amounts reported in this column reflect bonuses earned by the NEOs during the fiscal year under our Senior Management Bonus Program, discussed above in Compensation Discussion and Analysis. For Mr. Westphal, in fiscal year 2018 this amount also reflects a $235,168 bonus earned under the Post Holdings, Inc. Performance Reward Program Fiscal Years 2016 - 2018.

(6)
The amounts reported in this column represent the aggregate earnings on the respective NEO’s account under our Executive Savings Investment Plan and Deferred Compensation Plan for Key Employees. These amounts are included in the Non-Qualified Deferred Compensation table below.

(7)	Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Miscellaneous ($)	Total ($)
Robert V. Vitale	2019	16,800	714	88,830	35,529	—	141,873
	2018	129,977	714	103,528	110,574	80,000 (c)	424,793
	2017	163,120	714	20,030	11,606	—	195,470
Jeff A. Zadoks	2019	16,800	714	13,571	2,673	—	33,758
	2018	61,013	714	—	2,509	—	64,236
	2017	69,955	714	—	2,136	—	72,805
Howard A. Friedman	2019	—	714	70,153	12,841	—	83,708
	2018	—	119	15,038	1,665	—	16,822
Diedre J. Gray	2019	16,800	714	11,528	4,456	—	33,498
	2018	54,519	714	13,367	6,000	—	74,600
	2017	62,674	714	9,021	4,497	—	76,906
Mark W. Westphal	2019	16,800	713	—	—	—	17,513
	2018	39,398	714	—	—	—	40,112
_________

(a)
Amounts are based on the aggregate incremental cost to us of the NEO’s use of our aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of owning the aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of NEOs occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s SIFL formula for imputing taxable income for such use.

(b)
Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in each executive officer’s taxable wages. We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use. For Mr. Vitale, this figure also includes $76,709 in fiscal year 2018 to reimburse him for amounts necessary to offset the impact of income taxes related to the Company’s reimbursement of his business club initial membership fee.

(c)	Amount consists of reimbursement for Mr. Vitale’s business club initial membership fee.

Grants of Plan-Based Awards for the Fiscal Year Ended September 30, 2019
The following table provides, for each of the NEOs, information concerning cash awards under our annual incentive plan for fiscal year 2019 and grants of equity awards made during fiscal year 2019. The non-equity incentive plan awards disclosed below are part of the Post Holdings, Inc. Senior Management Bonus Program adopted on May 4, 2015. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of personal and/or corporate or business unit performance measures; however, achievement below the threshold performance measures generally will result in a lower cash award payout (to the extent discretion is exercised) or no cash award payout at all. In November 2019, awards were approved for each of the NEOs based on a combination of achievement of the corporate or business unit performance measures and personal performance measures in the amounts set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” Awards of options, RSUs and PRSUs were made under the Post Holdings, Inc. 2016 Long-Term Incentive Plan. See Compensation Discussion and Analysis for further information about the awards listed below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert V. Vitale	Annual Incentive		900,000	1,800,000	2,700,000
	PRSUs	11/13/2018				9,447	37,788	75,576				4,622,984
	RSUs	11/13/2018							37,788			3,479,519
Jeff A. Zadoks	Annual Incentive		300,000	600,000	900,000
	Options	11/13/2018								19,537	92.08	660,796
	PRSUs	11/13/2018				1,710	6,838	13,676				836,561
	RSUs	11/13/2018							6,838			629,643
Howard A. Friedman	Annual Incentive		350,000	700,000	1,050,000
	Options	11/13/2018								24,678	92.08	834,679
	RSUs	11/13/2018							8,637			795,295
Diedre J. Gray	Annual Incentive		262,500	525,000	787,500
	Options	11/13/2018								16,966	92.08	573,838
	PRSUs	11/13/2018				1,485	5,938	11,876				726,455
	RSUs	11/13/2018							5,938			546,771
Mark W. Westphal	Annual Incentive		300,000	600,000	900,000
	Options	11/13/2018								23,136	92.08	782,524
	RSUs	11/13/2018							8,098			745,664
_________

(1)
These columns consist of threshold, target and maximum annual incentive targets for fiscal year 2019 under the Senior Management Bonus Program. The “Threshold” column represents the amount payable to the NEO if the threshold performance level is achieved. If the threshold performance level is not achieved, the NEO may receive a lower cash award payout (to the extent discretion is exercised) or no cash award payout at all. The “Target” column represents the payout amount if the specified performance targets are achieved. The “Maximum” column represents the maximum payout possible. See the Summary Compensation Table for actual amounts paid under the Senior Management Bonus Program.

(2)
These columns consist of the threshold, target and maximum number of PRSUs granted in fiscal year 2019 that will vest based on the Company’s total shareholder return over a three-year performance period ending September 30, 2021. The actual earned award may range from 0% to 200% based on performance. The “Threshold” column represents the number of units that will vest at a 25% vesting percentage. The “Target” column represents the number of units that will vest if the specified performance targets are achieved. The “Maximum” column represents the maximum number of units that will vest. Any awards earned will vest after the end of the performance period, but no later than December 31, 2021.

(3)	This column contains the number of RSUs granted in fiscal year 2019.

(4)	This column contains the number of non-qualified stock options granted in fiscal year 2019.

(5)
This column represents (a) the grant date fair value of options and RSUs, which was calculated in accordance with FASB ASC Topic 718 based on the closing market price per share of Post’s common stock on the date of grant ($92.08 per share for awards granted on November 13, 2018), and (b) the grant date fair value of PRSUs, which was calculated assuming 100% attainment of target with a fair value of $122.34 per share and in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at September 30, 2019
The following table sets forth information on exercisable and unexercisable options and unvested RSU and PRSU awards held by the NEOs on September 30, 2019.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (23)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (23)
Robert V. Vitale	100,000	(1)	—		31.25	05/29/2022	19,000	(11)	2,010,960
	—		100,000	(2)	33.89	11/19/2022	174,855	(12)	18,506,653
	100,000	(3)	—		40.30	10/15/2023	6,667	(13)	705,635
	125,000	(4)	—		33.79	10/09/2024	17,156	(14)	1,815,791
	300,000	(5)	—		49.48	02/27/2025	37,788	(15)	3,999,482
	130,000	(6)	—		60.50	11/16/2025				51,468	(16)	5,447,373
	128,000	(7)	64,000		71.32	11/14/2026				75,576	(17)	7,998,964
	24,142	(8)	48,285		80.15	11/13/2027
Jeff A. Zadoks	20,000	(6)	—		60.50	11/16/2025	20,000	(18)	2,116,800
	16,000	(7)	8,000		71.32	11/14/2026	2,167	(13)	229,355
	10,506	(8)	21,012		80.15	11/13/2027	2,452	(14)	259,520
	—		19,537	(9)	92.08	11/13/2028	6,838	(15)	723,734
										7,354	(16)	778,347
										13,676	(17)	1,447,468
Howard A. Friedman	—		24,678	(9)	92.08	11/13/2028	39,000	(19)	4,127,760
							8,637	(15)	914,140
Diedre J. Gray	15,000	(6)	—		60.50	11/16/2025	16,000	(18)	1,693,440
	14,000	(7)	7,000		71.32	11/14/2026	2,167	(13)	229,355
	8,275	(8)	16,551		80.15	11/13/2027	1,931	(14)	204,377
	—		16,966	(9)	92.08	11/13/2028	5,938	(15)	628,478
										5,792	(16)	613,025
										11,876	(17)	1,256,956
Mark W. Westphal	6,836		13,672	(10)	79.52	12/01/2027	1,378	(20)	145,848
	—		23,136	(9)	92.08	11/13/2028	3,190	(21)	337,630
							12,593	(22)	1,332,843
							8,098	(15)	857,092
_________

(1)	Non-qualified stock options; exercisable in equal installments on May 29, 2013, 2014 and 2015.

(2)	Non-qualified stock options; exercisable in one installment on November 19, 2019.

(3)	Non-qualified stock options; exercisable in equal installments on October 15, 2014, 2015 and 2016.

(4)	Non-qualified stock options; exercisable in equal installments on October 9, 2015, 2016 and 2017.

(5)	Non-qualified stock options; exercisable in equal installments on February 27, 2016, 2017 and 2018.

(6)	Non-qualified stock options; exercisable in equal installments on November 16, 2016, 2017 and 2018.

(7)	Non-qualified stock options; exercisable in equal installments on November 14, 2017, 2018 and 2019.

(8)	Non-qualified stock options; exercisable in equal installments on November 13, 2018, 2019 and 2020.

(9)	Non-qualified stock options; exercisable in equal installments on November 13, 2019, 2020 and 2021.

(10)	Non-qualified stock options; exercisable in equal installments on December 1, 2018, 2019 and 2020.

(11)	RSUs; restrictions lapse in one installment on November 19, 2019. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.

(12)	RSUs; restrictions lapse in one installment on February 2, 2021. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.

(13)	RSUs; restrictions lapse in equal installments on November 14, 2017, 2018 and 2019. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.

(14)	RSUs; restrictions lapse in equal installments on November 13, 2018, 2019 and 2020. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.

(15)	RSUs; restrictions lapse in equal installments on November 13, 2019, 2020 and 2021. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.

(16)
PRSUs; vest in one installment after September 30, 2020, but no later than December 31, 2020. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the maximum number of units under the award.

(17)
PRSUs; vest in one installment after September 30, 2021, but no later than December 31, 2021. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the maximum number of units under the award.

(18)
RSUs; restrictions lapse in equal installments on June 17, 2020, 2021, 2022, 2023 and 2024. Each RSU will be paid out in cash equal to the greater of the grant date price of $51.43 or the fair market value of one share of the Company’s common stock on the applicable vesting date and paid within 60 days of the applicable vesting date.

(19)	RSUs; restrictions lapse in one installment on July 23, 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.

(20)	RSUs; restrictions lapse in equal installments on November 16, 2017, 2018 and 2019. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.

(21)	RSUs; restrictions lapse in equal installments on December 1, 2018, 2019 and 2020. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.

(22)	RSUs; restrictions lapse in one installment on December 4, 2022. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.

(23)	Based on our closing stock price of $105.84 on September 30, 2019.

Option Exercises and Stock Vested
for the Fiscal Year Ended September 30, 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert V. Vitale	—	—	28,579	2,681,623
Jeff A. Zadoks	—	—	6,726	631,634
Howard A. Friedman	—	—	—	—
Diedre J. Gray	—	—	6,466	607,693
Mark W. Westphal	—	—	3,860	371,870

Equity Compensation Plan Information
The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average of Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (2)
Equity compensation plans approved by security holders	3,073,738	(3)	56.87	1,452,820
Equity compensation plans not approved by security holders	—		—	—
Total	3,073,738			1,452,820
_________

(1)	Weighted average exercise price of outstanding options and stock appreciation rights; excludes RSUs and PRSUs.

(2)	These shares of common stock are issuable under the Post Holdings, Inc. 2019 Long-Term Incentive Plan.

(3)
The number includes 1,758,026 shares of common stock issuable upon the exercise of outstanding non-qualified stock options, 1,013,939 outstanding RSUs which will be settled in shares of our common stock, 165,742 outstanding PRSUs which will be settled in shares of our common stock (which amount reflects vesting at the 200% maximum vesting level (82,871 relate to vesting at the 100% target vesting level)), 135,000 outstanding SARs held by our non-management directors and 1,031 outstanding SARs which were converted from Ralcorp awards to Post awards. Excludes SARs and RSUs which, by their terms, will be settled in cash. The weighted-average remaining contractual term in years of our SARs (excluding SARs which, by their terms, will be settled in cash) is 3.73 years. The weighted-average remaining contractual term in years of our outstanding non-qualified stock options is 6.06 years. See Note 20 to the Company’s fiscal year 2019 financial statements in the Company’s Annual Report on Form 10-K for additional information.

Non-Qualified Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees, the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. Participation in the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan is limited to a select group of management or highly-compensated employees. All of our NEOs were eligible to participate in these plans in fiscal year 2019.
Under the Deferred Compensation Plan for Key Employees, eligible employees may elect to defer payment of all or a portion of their eligible annual bonuses until some later date. The Corporate Governance and Compensation Committee that administers the plan may determine that matching discretionary contributions may be made for a particular fiscal year, and if made such contributions will vest five years after such contribution is made, generally subject to acceleration in the event of disability or separation from service by reason of death or involuntary termination without cause, and under certain circumstances subject to acceleration in the event of retirement or change in control of the Company. Absent such determination, no matching discretionary contribution is made. No discretionary contributions under this plan were made for our NEOs in fiscal year 2019. The Deferred Compensation Plan for Key Employees was amended effective October 1, 2019, with respect to bonus deferrals for fiscal year 2020 and beyond, to provide that a participant’s deferral election applies only to that portion of the annual bonus which would otherwise be paid in cash.
The Executive Savings Investment Plan allows eligible employees to defer a portion of their salaries to be paid at a future date. In addition, the Company has the ability to provide a discretionary employer contribution at the times and in the amounts designated by the Company, which vest at 25% for each year of service. Eligible employees may defer between 1% and 75% of their base salaries.
Under both plans, participants may select specified dates in the future upon which their deferrals will be distributed, in addition to selecting distribution at separation from service. Payments also may be made in the event of a change in control of the Company (depending upon the date of deferral or contribution, either as a result of a participant election, or because the plans require it). Payments may be made in lump sum, in five annual installments or in ten annual installments.
Both of the plans offer measurement investment funds that participants may choose for purposes of crediting or debiting hypothetical investment gains and losses to their accounts. The hypothetical investments offered are Post common stock equivalents and a number of funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Discretionary employer contributions made to the accounts of participants in the Executive Savings Investment Plan are deemed to be hypothetically invested in the applicable target date retirement fund operated by The Vanguard Group Inc. and participants may subsequently change their hypothetical investments. Participants may move their account balances between the various hypothetical investment options at the close of each business day, subject to these exceptions: (1) deferrals into Post common stock equivalents in the plans are not transferable to any other investment option except under limited circumstances and (2) deferrals into the Vanguard investment options cannot be transferred into the Post common stock equivalents option.
Income taxes on the amounts deferred and any investment gains are deferred until distribution. Under both plans, distributions of deferrals hypothetically invested in common stock equivalents are generally made in shares of our common stock, while deferrals hypothetically invested in the Vanguard funds are made in cash.
The following table provides additional information with respect to the participation of our NEOs in our non-qualified deferred compensation plans through September 30, 2019.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Robert V. Vitale	135,669	—	84,753	—	1,229,866
Jeff A. Zadoks	51,159	—	35,102	—	453,424
Howard A. Friedman	36,750	—	1,824	—	38,574
Diedre J. Gray	29,469	—	7,965	—	335,454
Mark W. Westphal	—	—	3,053	—	75,863
_________

(1)	These amounts reflect deferrals into the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees as of September 30, 2019.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and reflect our discretionary contributions to the Executive Savings Investment Plan.

(3)
These amounts are included in the “Changes in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table and reflect the aggregate earnings to the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees.

(4)
Of the aggregate balances shown in this column, the following amounts were included in the Summary Compensation Table for fiscal year 2018: Mr. Vitale, $207,131; Mr. Zadoks, $71,195; Ms. Gray, $69,633 and Mr. Westphal, $29,131. Of the aggregate balances shown in this column, the following amounts were included in the Summary Compensation Table for fiscal year 2017: Mr. Vitale, $210,613; Mr. Zadoks, $81,187 and Ms. Gray, $73,258.

Potential Payments Upon Termination of Employment or Change in Control
In the event of an involuntary termination of employment absent a change in control of the Company, each of our NEOs is eligible for compensation and benefits under the Post Holdings, Inc. Executive Severance Plan (the “Plan”). In the event of the officer’s involuntary termination in association with a change in control of the Company, each of our NEOs is eligible for compensation and benefits under either a Management Continuity Agreement (“MCA”) or the Plan. A description of the terms of the MCAs and the Plan is below. In addition, information about treatment of equity awards and non-qualified deferred compensation in the event of involuntary termination and/or a change in control is provided below.
Potential Payments under the Management Continuity Agreements
As discussed in Compensation Discussion and Analysis, the MCAs are meant to promote the stability and continuity of senior management in the event of an actual or anticipated change in control. The MCAs provide severance compensation to the NEO in the event of the NEO’s involuntary termination in association with a change in control. As of September 30, 2019, the Company had MCAs in effect with the following NEOs: Mr. Vitale, Mr. Zadoks and Ms. Gray.
In the event of a change in control, the compensation provided would be in the form of a lump sum payment equal to the present value of continuing (a) the officer’s salary and (b) the greater of (i) the officer’s target bonus for the year in which termination occurred and (ii) the officer’s last annual bonus preceding the termination or change in control (whichever is greater) for three years following the officer’s involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described below). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and the officer objects to such termination, he or she also is eligible for compensation and benefits under the MCA.

Each officer also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of the officer’s participation in each life, health, accident and disability plan in which the officer was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by the officer for litigation related to the enforcement of the MCA and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or the subsidiary that employed the officer.
No payments would be made if the officer’s termination is due to death, disability or normal retirement, or is “for cause,” which is defined as (i) the continued failure by the officer to devote reasonable time and effort to the performance of his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness), (ii) the officer’s willfully engaging in misconduct which is materially injurious to us or (iii) the officer’s conviction of a felony or a crime involving moral turpitude.
The MCAs also contain provisions relating to non-competition and non-solicitation of our employees which become effective once the officer becomes eligible for payments under his or her MCA. The non-competition provisions have a duration of one year and the non-solicitation provisions have a duration of two years. Furthermore, the MCAs contain provisions regarding the protection of our confidential information, which became effective when the MCAs became effective and apply in perpetuity. In the event of a breach of the foregoing provisions, we are entitled, among other applicable remedies, to specific performance and/or injunctive relief to enforce or prevent violations, and the officer is required to return sums paid under the MCA if a court issues a final ruling finding that the officer was in breach. These provisions may not be waived unless agreed to in writing by the parties.
The MCAs provide that in the event that any payments to the officers under the MCAs or otherwise would be subject to excise taxes under the Internal Revenue Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the officer would receive a greater amount were there no reduction and the officer were to pay the excise taxes.
Potential Payments under the Post Holdings, Inc. Executive Severance Plan
Under the Plan, all of our NEOs are eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason” outside of the context of a change in control. Additionally, under the Plan, Mr. Friedman and Mr. Westphal are eligible for severance benefits in conjunction with a change in control as described herein.
Severance Benefits Outside of the Context of a Change in Control
Severance benefits under the Plan are not available if the termination of employment is because of short- or long-term disability or death. Severance benefits consist of:

•
a lump sum payment of two times the executive’s annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, plus an amount equal to two times his or her then current target annual bonus amount, plus $20,000;

•
a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals are achieved;

•	Company contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;

•	outplacement services for a period to be determined by us, but not exceeding two years; and

•
vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis made under the Post Holdings, Inc. 2012 Long-Term Incentive Plan and the Post Holdings, Inc. 2016 Long-Term Incentive Plan, as described below in the subsection Equity Grant Agreements and Nonqualified Deferred Compensation.

Additionally, the Plan provides that certain business executives, including Mr. Friedman and Mr. Westphal, are eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of such executive’s business or employing subsidiary (a “Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of the Company under the Plan, as if the Business Change were a change in control of the Company.

Severance Benefits Within the Context of a Change in Control - Messrs. Friedman and Westphal
The Plan provides severance benefits in the event of involuntary termination outside of the context of a change in control of the Company. It also provides that certain executives who do not have MCAs with the Company are eligible for severance benefits in the context of a change in control of the Company under the Plan intended to mirror those provided under the MCAs. The Plan names Messrs. Friedman and Westphal as eligible for these benefits.
In the event of a change in control (defined as it is in the MCAs), each of Messrs. Friedman and Westphal would be eligible to receive a lump sum payment equal to the present value of continuing (a) his salary and (b) the greater of (i) his target bonus for the year in which termination occurred and (ii) his last annual bonus preceding the termination or change in control (whichever is greater) for three years following his involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described in the next paragraph). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and he objects to such termination, he will be treated as having met the requirements for these payments and benefits.
Each of Messrs. Friedman and Westphal also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of his participation in each life, health, accident and disability plan in which he was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by him for litigation related to the enforcement of the Plan and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or by the employing subsidiary.
No payments would be made if termination is due to death, disability or normal retirement, or is “for just cause,” which is defined as (i) the continued failure to devote reasonable time and effort to the performance of the officer’s duties (other than a failure resulting from his incapacity due to physical or mental illness), (ii) willfully engaging in misconduct which is materially injurious to us or (iii) conviction of a felony or a crime involving moral turpitude.
General
The payment of benefits by the Company under the Plan is conditioned upon the executive executing a general release in favor of the Company that includes confidentiality and cooperation provisions, among other provisions. If the executive becomes reemployed by the Company during the subsequent two-year period, he or she will be required to repay a portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, the executive receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act. In addition, no benefits will be paid to the extent duplicative of severance benefits under a change in control or similar agreement with the Company.
The Plan provides that in the event that any payments to the executives under the Plan or otherwise would be subject to excise taxes under the Internal Revenue Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the executive would receive a greater amount were there no reduction and the executive were to pay the excise taxes.
Interaction between Management Continuity Agreements and Executive Severance Plan
No payments or benefits are to be made under the Plan to the extent that such payments and benefits would be paid in accordance with an MCA. If an executive receives severance benefits under the Plan and later becomes eligible for severance benefits under his or her MCA, the amount of his or her severance benefits under the MCA will be reduced by the benefits paid or received under the Plan.
Equity Grant Agreements and Nonqualified Deferred Compensation
Equity awards granted to officers under both the Post Holdings, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”) and the Post Holdings, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan”) are subject to special provisions in the event of certain involuntary terminations and/or a change in control (as such term is defined under the applicable plan) as described herein. As of September 30, 2019, no awards had been granted to our named executive officers under the Post Holdings, Inc. 2019 Long-Term Incentive Plan. The agreements governing all of our named executive officers’ stock options, SARs and RSUs issued under the 2012 Plan provide that in the event of a qualifying termination within two years after a change in control, or if instead such officers’ employment continues but the equity awards will not remain outstanding because of the change in control (for example, if they are not assumed by the surviving corporation), any unexercised and unvested RSUs, stock options or SARs become 100% vested. With the exception of PRSUs granted to Messrs. Vitale and Zadoks and Ms. Gray on November 13, 2017 and November 13, 2018, the change in control related vesting of which is described below, equity awards granted under the 2016 Plan fully vest if the grantee experiences a qualifying termination during the one-year period following a change in control.
PRSUs granted on November 13, 2017 and November 13, 2018 to Messrs. Vitale and Zadoks and Ms. Gray have special vesting provisions in the event of certain involuntary terminations in association with a change in control of the Company. If the executive’s employment is terminated involuntarily by the Company without cause, or if the executive terminates his or her own employment for good reason (as defined in the 2016 Plan), and (a) if the termination occurs within the three-month period before or upon a change in control of the Company, achievement of the performance metrics will be measured through the last trading day prior to the change in control date, or (b) if the termination occurs during the twelve-month period following the change in control of the Company, achievement of performance metrics will be measured through the last trading day prior to the termination of employment; and the number of vested PRSUs will be determined based upon the actual achievement of performance metrics as of the applicable aforementioned date. Notwithstanding the foregoing, if an acquirer of the Company does not agree to assume the PRSUs on substantially the same terms in connection with the change in control of the Company, the achievement of performance metrics will be measured through the last trading day prior to the change in control, and the number of vested PRSUs will be determined based on the actual achievement of performance metrics as of such date. Furthermore, the Corporate Governance and Compensation Committee may determine that, as a result of the change in control of the Company, performance criteria should no longer apply to the PRSUs. In such case, performance metrics will be measured as of the last trading day before the change in control and based upon such performance, a portion or all of the PRSUs will be converted to time-based RSUs with no additional performance criteria, and those time-based RSUs will continue to vest through the end of the original performance period, subject to the executive’s continued employment and further subject to accelerated vesting in the event of death, disability or involuntary termination of employment without cause or by the employee for good reason.
Additional vesting rules for equity awards are as follows:

•	Equity awards issued to officers under both the 2012 Plan and the 2016 Plan vest in whole or in part upon a termination because of death or disability.

•
The agreement governing the RSUs awarded to Mr. Vitale on February 2, 2016 provides by its terms that the vesting of the award will fully accelerate in the event of Mr. Vitale’s retirement, which is defined as a voluntary termination of employment after a combination of Mr. Vitale’s age and years of service reaches 65.

•
Award agreements issued under the 2016 Plan to Messrs. Friedman and Westphal provide that if the officer’s employment with a Company affiliate terminates as a result of the sale of his employing business or Company subsidiary, and the acquirer does not agree to assume the award on substantially the same terms, then the award fully vests.

•
RSUs granted to Mr. Westphal on December 4, 2017 and RSUs granted to Mr. Friedman on July 23, 2018 vest in full on the fifth anniversary of the date of grant, but if such officer’s employment is involuntarily terminated without cause before that vesting date, a portion of the RSUs vests upon that termination of employment. The portion is determined as if the original vesting schedule had provided for vesting in equal installments on each of the first, second and third anniversaries of the date of grant.

•
Additionally, under the Plan, in the event that an executive covered under the Plan has an equity award that was issued under the 2012 Plan or the 2016 Plan with a time-based vesting schedule on other than a ratable basis, or that is ratable in whole or in part but where the vesting schedule does not provide for any vesting of the equity award on or before the first anniversary of the date of grant of the equity award, and that executive’s employment is involuntarily terminated before the equity award is fully vested and the executive is otherwise eligible for benefits under the Plan, then the equity award will be vested as if there were a three-year ratable vesting schedule where vesting occurs on the first, second and third anniversaries of the date of grant of the equity award, but only to the extent that the equity award had not already vested at a greater percentage, or under the terms of the applicable equity plan would not vest at a greater percentage upon the executive’s involuntary termination.

Following vesting, stock options granted under the 2012 Plan will remain exercisable until the earlier of: three years from the date of voluntary termination or death or disability; six months from the date of involuntary termination (other than due to death or disability); or the expiration of the award under its terms. Vested stock options granted under the 2016 Plan will remain exercisable until the earlier of: six months from the date of termination of employment (except in the case of death or disability, where such options remain exercisable for three years from the date of death or termination due to disability); or the expiration of the award under its terms. See the below table for the value of stock and option awards at termination.

The NEOs, along with other employees who meet the eligibility requirements, are permitted to participate in the Post Holdings, Inc. Deferred Compensation Plan for Key Employees and the Post Holdings, Inc. Executive Savings Investment Plan, which were amended and restated effective August 1, 2017. These nonqualified plans permit participants to file elections to receive distributions of account balances upon (a) a separation from service, which generally includes retirement, termination of employment or death, or (b) on specified future dates. With respect to balances attributable to deferral elections made before August 1, 2017, or pursuant to any employer contributions made before January 1, 2018, participants could elect to receive distributions in the event of a change in control if that change in control occurred before separation from service (or before a specified distribution date, in the case of the Deferred Compensation Plan for Key Employees). With respect to balances attributable to deferral elections made on or after August 1, 2017, and any Company contributions made on or after January 1, 2018, in the event of a change in control, payment of the vested portion of those balances will be made or commence within 90 days following the occurrence of the change in control (even if the participant elected a later distribution date). Additionally, in the event of a change in control, any Company contributions made under the Deferred Compensation Plan for Key Employees and related hypothetical earnings on such contributions become fully vested. Any distributions of account balances made with respect to amounts notionally invested in Post common stock equivalents will be made in the form of shares of Post common stock unless the Corporate Governance and Compensation Committee determines otherwise.
The table on the following page sets forth estimates of the amounts to which each NEO would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees, in the event of (a) the voluntary termination of the NEO’s employment or the NEO’s retirement, (b) the involuntary not for cause termination of the NEO’s employment, (c) the involuntary termination of the NEO’s employment after a change in control or (d) the NEO’s death or disability (in conjunction with a termination), each as if such event had occurred on September 30, 2019.

Name			Voluntary Termination or Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control followed by Involuntary Termination ($)		Death or Disability ($)
Robert V. Vitale	Cash (Salary and Bonus)		—	7,868,000	(1)	8,201,683	(2)	—
	Value of Stock and Option Awards	(3)	—	9,205,960		48,308,521		48,308,521
	Non-qualified Deferred Compensation	(4)	1,229,866	1,229,866		1,229,866	(5)	1,229,866
	Health Benefits and Insurance		—	3,234		69,349		—	(6)
	Outplacement Assistance		—	40,000		20,000		—
	Total		1,229,866	18,347,060		57,829,419		49,538,387

Jeff A. Zadoks	Cash (Salary and Bonus)		—	3,044,000	(1)	3,287,182	(2)	—
	Value of Stock and Option Awards	(3)	—	2,116,800		6,168,494		6,168,494
	Non-qualified Deferred Compensation	(4)	453,424	453,424		453,424	(7)	453,424
	Health Benefits and Insurance		—	3,234		69,349		—	(6)
	Outplacement Assistance		—	12,000		20,000		—
	Total		453,424	5,629,458		9,998,449		6,621,918

Howard A. Friedman	Cash (Salary and Bonus)		—	3,520,000	(1)	3,797,075	(2)	—
	Value of Stock and Option Awards	(3)	—	—		2,889,735		2,889,735
	Non-qualified Deferred Compensation	(4)	38,574	38,574		38,574	(8)	38,574
	Health Benefits and Insurance		—	3,105		69,901		—	(6)
	Outplacement Assistance		—	12,000		20,000		—
	Total		38,574	3,573,679		6,815,285		2,928,309

Diedre J. Gray	Cash (Salary and Bonus)		—	2,666,000	(1)	2,876,285	(2)	—
	Value of Stock and Option Awards	(3)	—	1,693,440		5,128,172		5,128,172
	Non-qualified Deferred Compensation	(4)	335,454	335,454		335,454	(9)	335,454
	Health Benefits and Insurance		—	2,952		69,901		—	(6)
	Outplacement Assistance		—	12,000		20,000		—
	Total		335,454	4,709,846		8,429,812		5,463,626

Mark W. Westphal	Cash (Salary and Bonus)		—	3,020,000	(1)	3,763,173	(2)	—
	Value of Stock and Option Awards	(3)	—	—		2,828,211		2,828,211
	Non-qualified Deferred Compensation	(4)	75,863	75,863		75,863	(10)	75,863
	Health Benefits and Insurance		—	1,898		49,226		—	(6)
	Outplacement Assistance		—	12,000		20,000		—
	Total		75,863	3,109,761		6,736,473		2,904,074

_________

(1)	For purposes of this calculation, the Company assumes that performance goals were achieved.

(2)	Net present value calculated using a discount rate of 5.22%.

(3)	All unvested RSU, PRSU and option awards were valued at the closing price of our common stock on September 30, 2019 of $105.84.

(4)	All amounts to be paid in lump sum unless otherwise specified.

(5)
In the event of a change in control without an involuntary termination, Mr. Vitale also would receive this amount. Of this amount, $246,920 plus aggregate earnings on such amount would be paid out in five annual installments.

(6)	All salaried employees are generally entitled to two times his or her annual base salary under the Company’s life insurance policies, capped at $700,000.

(7)
In the event of a change in control without an involuntary termination, Mr. Zadoks also would receive this amount. Of this amount, $73,684 plus aggregate earnings on such amount would be paid out in five annual installments.

(8)	In the event of a change in control without an involuntary termination, Mr. Friedman would receive $36,750 plus aggregate earnings on such amount.

(9)
In the event of a change in control without an involuntary termination, Ms. Gray also would receive this amount. Of this amount, $54,219 plus aggregate earnings on such amount would be paid out in ten annual installments.

(10)	In the event of a change in control without an involuntary termination, Mr. Westphal would receive $22,898 plus aggregate earnings on such amount.

Employment Agreements
None of our NEOs has an employment agreement with the Company.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company for fiscal year 2019. The annual total compensation of our median employee was $67,082. The annual total compensation of our Chief Executive Officer was $11,319,810. The ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation was 169:1.
The annual total compensation of the median employee and our Chief Executive Officer includes the value of employer-provided health and welfare benefits in the amount of $16,483 and $13,994, respectively, that are not included in the Chief Executive Officer’s total compensation in the Summary Compensation Table above.
For fiscal year 2019, we concluded that we could continue to use the same median employee identified in fiscal year 2018, as, in accordance with SEC requirements, there have been no significant changes in our employee population or employee compensation arrangements, or in the median employee’s circumstances, that we reasonably believe would significantly affect our pay ratio disclosure.
We used the following methodology and material assumptions to identify our median employee in fiscal year 2018:

•
The median employee was identified using employee information as of July 1, 2018, excluding our Chief Executive Officer. We excluded employees based in China (9) and Kenya (140) as permitted by SEC rules and regulations, as they represented less than 5% of our employee population. As a result, from our aggregate employee population of approximately 11,500 who were employed by the Company or subsidiaries consolidated in the Company’s financial statements as of July 1, 2018, an employee population of approximately 11,350 was considered in determining our median employee.

•
We used base pay as the consistently applied compensation measure to identify our median employee. From our employee population, we used statistical sampling to collect additional compensation data for a group of employees who were paid within a relatively narrow range around our estimated median consistently applied compensation measure. From this group, we selected an employee who was reasonably representative of our workforce to be our median employee.

The ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules and regulations, based upon the Company’s payroll and employment records and the methodology described above. The ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their ratios.

Director Compensation for the Fiscal Year Ended September 30, 2019
All non-employee directors receive several different elements of compensation for serving on our Board of Directors. The Corporate Governance and Compensation Committee makes recommendations to our Board of Directors regarding director compensation. Director compensation was determined based on a benchmarking study prepared by Aon, the Committee’s independent compensation consultant.
Effective January 1, 2019, all non-employee directors receive an annual retainer of $90,000. The chairman of the Audit Committee receives an additional annual retainer of $20,000 and the chairman of the Corporate Governance and Compensation Committee receives an additional annual retainer of $15,000. The Lead Director receives an additional annual retainer of $25,000.
In addition to cash compensation, all non-employee directors receive an annual grant in the form of RSUs valued at approximately $150,000 (or $250,000 for the non-employee Chairman of the Board) on the date of grant, rounded to the nearest 100 RSUs. All awards fully vest on the first anniversary of the date of grant. In addition, all awards fully vest at the director’s disability or death.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their reasonable expenses incurred in connection with Board meetings.
Under our Deferred Compensation Plan for Non-Management Directors, any non-employee director may elect to defer, with certain limitations, his or her retainer. Deferred compensation may be notionally invested in Post common stock equivalents or in a number of mutual funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% Company matching contribution. Balances are paid upon leaving the Board of Directors, generally in cash, in one of three ways: (1) lump sum payout; (2) five-year installments or (3) ten-year installments.
We have established stock ownership guidelines applicable to all non-employee directors. See Other Compensation Policies - Stock Ownership Guidelines under Compensation Discussion and Analysis for more details.
The following table sets forth the compensation paid to non-management directors for fiscal year 2019, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Jay W. Brown	99,583	147,456	—	140,013	33,191	420,243
Edwin H. Callison	114,167	147,456	—	103,835	38,052	403,510
Gregory L. Curl	87,500	147,456	—	—	—	234,956
Robert E. Grote	87,500	147,456	—	116,538	29,164	380,658
Ellen F. Harshman	87,500	147,456	—	15,336	20,165	270,457
David W. Kemper	100,833	147,456	—	37,856	33,608	319,753
David P. Skarie	92,917	147,456	—	119,172	30,969	390,514
William P. Stiritz	67,500	248,832	—	—	165,311	481,643
_________

(1)
These amounts represent the grant date fair value of 1,600 RSUs (2,700 RSUs for Mr. Stiritz) granted on January 30, 2019. The grant date fair values are computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the non-management directors. See Note 20 to the Company’s fiscal year 2019 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. All awards fully vest on the first anniversary of the date of grant, and the stock issued pursuant to such awards must be held until the director has met the ownership requirements under our Stock Ownership Guidelines; however, shares are permitted to be sold to the extent necessary to satisfy any tax obligations relating to the vesting and delivery of such shares. In addition, all awards fully vest at the director’s disability or death.

(2)
The number of unvested RSUs held by each director, other than Mr. Stiritz and Ms. Harshman, as of September 30, 2019 was 5,200 RSUs. Mr. Stiritz held 2,700 unvested RSUs and Ms. Harshman held 3,500 unvested RSUs as of September 30, 2019.

(3)
As of September 30, 2019, Messrs. Brown, Callison, Curl, Grote and Skarie all held 25,000 vested SARs and Mr. Kemper held 10,000 vested SARs. All of these SARs fully vested on the third anniversary of the date of grant. Ms. Harshman and Mr. Stiritz held no SARs at September 30, 2019.

(4)
The amounts reported in this column represent the aggregate earnings on the respective non-management director’s account under our Deferred Compensation Plan for Non-Management Directors. This amount was negative for fiscal year 2019 for Mr. Stiritz, and his aggregate losses were $(54,173).

(5)
These amounts represent the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors for all non-management directors that elected to participate in the plan.

(6)
For Mr. Stiritz, this amount represents: (a) the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors, which was $22,498; and (b) personal use of the Company’s aircraft for the fiscal year ended September 30, 2019; the cost for such use was $142,813. Of such $142,813: (i) the incremental cost to us was $100,976, which is calculated by dividing the total estimated variable costs (such as fuel, landing fees, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for fiscal year 2019 and multiplying such amount by Mr. Stiritz’s total number of flight hours for non-business use for fiscal year 2019. Incremental costs do not include certain fixed costs that we incur by virtue of owning the aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of individuals occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s SIFL formula for imputing taxable income for such use; and (ii) we reimbursed Mr. Stiritz for amounts necessary to offset the impact of income taxes relating to such personal use of the Company’s aircraft in the amount of $41,837.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT
The Corporate Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Corporate Governance and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Edwin H. Callison, Chairman
Jay W. Brown
Robert E. Grote

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
(Proxy Item No. 3)
Section 14A of the Exchange Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation as disclosed under the heading Compensation Discussion and Analysis beginning on page 16 and the related tables and narrative disclosures beginning on page 30. As a result of the vote at our 2019 annual meeting of shareholders on the frequency that the Company will seek advisory approval of the Company’s executive compensation, we ask our shareholders to approve, on an advisory basis, the Company’s executive compensation every year.
As described in detail under the heading Compensation Discussion and Analysis, we seek to closely align the interests of our executive officers with the interests of our shareholders. Our compensation programs are designed to reward our executive officers for the achievement of financial and operating performance. To that end, our compensation programs encompass the following principles:

•	Total compensation should be competitive with the peer group approved by our Corporate Governance and Compensation Committee.

•	Compensation should be tied to our overall financial performance.

•	Compensation should align the long-term interests of our executives with those of our shareholders.

•	Compensation should serve as an incentive for our executives to remain employed with us, assisting in our long-term growth objectives.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 16 and the related tables and narrative disclosures beginning on page 30. We believe that our compensation programs have been effective at appropriately aligning pay and performance and in enabling us to attract and retain very talented executives.
We are asking our shareholders to indicate their support for the executive officer compensation described in this proxy statement. The Board of Directors unanimously recommends a vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve the compensation awarded to the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 16 and the related compensation tables and narrative disclosures beginning on page 30, as required by the rules of the Securities and Exchange Commission.”
Because the vote is advisory, it will not be binding upon the Board of Directors or the Corporate Governance and Compensation Committee, and neither the Board of Directors nor the Corporate Governance and Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. Although the resolution is non-binding, the Board of Directors and the Corporate Governance and Compensation Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, during our fiscal year 2019, the Corporate Governance and Compensation Committee was composed, and is currently composed, of Messrs. Brown, Callison and Grote. There are no relationships involving the members of the Corporate Governance and Compensation Committee or our executive officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, par value $0.01 per share, as of November 26, 2019, except for the person set forth in the Security Ownership of Management table on page 52. The information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13F and Schedule 13G filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13F or Schedule 13G filing should have been filed and was not.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding (4)
Vanguard Group Inc. (1) PO Box 2600 V26, Valley Forge, PA 19482	6,515,545	9.0%
Route One Investment Company, L.P. (2) One Letterman Drive, Bldg D-Main, Suite DM200, San Francisco, CA 94129	6,148,140	8.5%
BlackRock Inc. (3) 55 East 52nd Street, New York, NY 10055	5,522,224	7.7%
_________

(1)
As reported on Schedule 13F filed with the SEC on November 14, 2019 with a report date of September 30, 2019 (represents combined Vanguard Group Inc., Vanguard Fiduciary Trust and Vanguard Advisers). The filing indicated that as of September 30, 2019, Vanguard Group Inc. had sole investment power over 6,488,573 of such shares and shared defined investment power over 26,972 of such shares, and had sole voting power over 34,840 of such shares and no voting power over 6,480,705 of such shares.

(2)
As reported on Schedule 13F filed with the SEC on November 14, 2019 with a report date of September 30, 2019. The filing indicated that as of September 30, 2019, Route One Investment Company, L.P. had sole investment power and sole voting power over all of these shares.

(3)
As reported on Schedule 13F filed with the SEC on November 8, 2019 with a report date of September 30, 2019 (represents combined BlackRock Fund Advisors and BlackRock Institutional Trust Company). The filing indicated that as of September 30, 2019, BlackRock Inc. had sole investment power over all of these shares, and had sole voting power over 5,397,502 of these shares and no voting power over 124,722 of these shares.

(4)
The number of shares outstanding for purposes of this calculation was the number of shares outstanding as of November 26, 2019 (70,718,547 shares), plus the number of RSUs that vest within 60 days of that date (1,595 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (1,388,612 shares), by all directors, director nominees and executive officers.

Security Ownership of Management
The following table shows the shares of our common stock beneficially owned, as of November 26, 2019, by each of our directors, director nominees and named executive officers and by our directors, director nominees and executive officers as a group. Except as noted, all such persons possess sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares Beneficially Owned		RSUs Vesting Within 60 Days	Exercisable Options (1)		Total	% of Shares Outstanding (2)(3)	Other Stock-Based Items (4)	Total Stock-Based Ownership
William P. Stiritz	4,646,418	(5)	—	—		4,646,418	6.6%	116,346	4,762,764
Robert V. Vitale	113,026	(6)	—	1,094,273	(7)	1,207,299	1.7%	—	1,207,299
Jay W. Brown	—		—	25,000	(8)	25,000	*	18,303	43,303
Edwin H. Callison	4,780	(9)	—	25,000	(8)	29,780	*	14,180	43,960
Gregory L. Curl	2,500		—	25,000	(8)	27,500	*	—	27,500
Robert E. Grote	2,750	(10)	—	25,000	(8)	27,750	*	15,438	43,188
Ellen F. Harshman	—		—	—		—	*	2,168	2,168
David W. Kemper	5,000		—	10,000	(8)	15,000	*	5,542	20,542
David P. Skarie	24,325	(11)	—	25,000	(8)	49,325	*	15,712	65,037
Jeff A. Zadoks	16,173	(12)	—	71,524		87,697	*	—	87,697
Howard A. Friedman	1,998		—	8,226		10,224	*	—	10,224
Diedre J. Gray	16,164	(13)	—	58,205		74,369	*	—	74,369
Mark W. Westphal	24,910	(14)	1,595	21,384		47,889	*	—	47,889
All directors and executive officers as a group (13 people)	4,858,044		1,595	1,388,612		6,248,251	8.7%	187,689	6,435,940

_________

(1)
Includes the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of November 26, 2019, by all directors, director nominees and executive officers.

(2)
The number of shares outstanding for purposes of this calculation for each individual was the number of shares outstanding as of November 26, 2019 (70,718,547 shares), plus the number of RSUs that vest within 60 days of that date for such individual, plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by such individual.

(3)
The number of shares outstanding for purposes of this calculation for all directors, director nominees and executive officers as a group was the number of shares outstanding as of November 26, 2019 (70,718,547 shares), plus the number of RSUs that vest within 60 days of that date (1,595 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (1,388,612 shares), by all directors, director nominees and executive officers.

(4)
Includes indirect interests in shares of our common stock held under our Deferred Compensation Plan for Non-Management Directors. Although indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(5)
Includes 169,369 shares of common stock held in a trust for the benefit of Mr. Stiritz. Mr. Stiritz also has shared voting and investment power with respect to 384,132 shares of common stock held by his wife.

(6)	Includes 48,246 shares held in trusts for the benefit of Mr. Vitale.

(7)
Includes 468,989 exercisable stock options held in a trust for the benefit of Mr. Vitale, 30,000 exercisable stock options held in a trust for the benefit of Mr. Vitale’s wife and 60,000 exercisable stock options held in trusts for the benefit of Mr. Vitale’s children.

(8)	Prior to 2016, our non-management directors (other than our Chairman of the Board) were granted SARs on an annual basis; these SARs became exercisable three years from the date of grant.

(9)
Includes 100 shares of common stock held by Mr. Callison’s wife. Mr. Callison also has shared voting and investment power with respect to 300 shares held in a family trust and 880 shares held in his daughter’s and grandchildren’s trusts.

(10)	Mr. Grote has shared voting and investment power with respect to 1,000 shares held in his children’s trust.

(11)	Mr. Skarie has shared voting and investment power with his wife with respect to 432 shares held in his children’s trust.

(12)	Mr. Zadoks has shared voting and investment power with his wife with respect to 13,040 shares held in a revocable trust.

(13)	Ms. Gray has shared voting and investment power with her husband with respect to 12,841 shares held in a revocable trust and 500 shares held in a donor advised fund.

(14)	Includes 6,637 shares of common stock held by Mr. Westphal in the Post Holdings, Inc. Savings Investment Plan.

Delinquent Section 16(a) Reports
Our Section 16 officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports also must be furnished to us.
Based solely upon a review of copies of those reports, other documents furnished to us and written representations that no other reports were required, we believe that all filing requirements applicable to officers and directors have been complied with during fiscal year 2019, except that Mr. Callison filed a late Form 4 on February 22, 2019 reporting three transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures Governing Related Party Transactions
Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee (the “Committee”) is responsible for reviewing transactions in which one or more directors or officers may have an interest. The Committee acts pursuant to a written charter, giving the Committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Committee will take into account relevant facts and circumstances, including the following:

•	whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;

•	the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and

•	the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it determines that the transaction is in, or is not inconsistent with, the best interests of our Company and our shareholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Mr. Nick Stiritz, the adult son of Mr. William Stiritz, our Chairman of the Board, joined Premier Nutrition Company, LLC (formerly Premier Nutrition Corporation), a subsidiary of BellRing Brands, Inc., as a Brand Manager in November 2013. Mr. Nick Stiritz is currently a Director of Marketing of Premier Nutrition Company, LLC. In fiscal year 2019, his total compensation exceeded $120,000, including an annual base salary of $185,000, a bonus of $69,375 and 540 RSUs with a grant date fair value of $52,245 (computed in accordance with FASB ASC Topic 718). In November 2019, the Committee reviewed this transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction. In setting Mr. Nick Stiritz’s compensation, we and BellRing Brands, Inc. and its subsidiaries followed the same policies and practices that have historically been used to set compensation for other similarly-situated employees.
OTHER MATTERS
Proxy Solicitation
We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We also will pay for the solicitation of proxies. We hired Georgeson LLC to assist in the solicitation of proxies for a fee of $13,000 plus expenses. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone or personal contact. Our employees will not receive additional compensation for these activities.
Shareholder Director Nominations and Proposals for the 2021 Annual Meeting
Under our Amended and Restated Bylaws, shareholders who desire to nominate a director or present any other business at an annual meeting of shareholders must follow certain procedures. Generally, to be considered at the 2021 annual meeting of shareholders, a shareholder nomination of a director or a proposal not to be included in the proxy statement and notice of meeting must be received by the corporate secretary between October 2, 2020 and November 1, 2020. However, if the shareholder desires that the proposal be included in our proxy statement and notice of meeting for the 2021 annual meeting of shareholders, then it must be received by our corporate secretary no later than August 11, 2020 and also must comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the Amended and Restated Bylaws will be furnished to any shareholder without charge upon written request to our corporate secretary.
Form 10-K and Other Filings
Promptly upon written or oral request and at no charge, we will provide a copy of any of our filings with the SEC, including our annual report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. To request a copy, shareholders can contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7662 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary. These documents also are available on our website at www.postholdings.com and the website of the SEC at www.sec.gov.
Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2019 annual report to shareholders may be viewed online at www.envisionreports.com/POST and on our website at www.postholdings.com. Information on our website does not constitute part of this proxy statement. You may find more information about the date, time and location of the annual meeting of shareholders, as well as the items to be voted on by shareholders at the annual meeting, in the section entitled Proxy and Voting Information beginning on page 2 of this proxy statement. There, you also will find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a shareholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/POST and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.
Householding
SEC rules allow delivery of a single proxy statement and annual report to shareholders to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who previously have been notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report to shareholders, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such shareholders may receive only one proxy statement and annual report to shareholders. Shareholders who prefer to receive separate copies of the proxy statement and annual report to shareholders, either now or in the future, may request to receive separate copies of the proxy statement and annual report to shareholders by notifying our corporate secretary and those materials will be delivered promptly. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report to shareholders delivered to the household in the future also should contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.

By order of the Board of Directors,
/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary

December 9, 2019

Admission Ticket

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
2020 Annual Meeting Proxy Card
▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
A. Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Item No. 1 and FOR Item Nos. 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Robert E. Grote	☐	☐	02 – David W. Kemper	☐	☐	03 – Robert V. Vitale	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2020.	☐	☐	☐	3. Advisory approval of the Company’s executive compensation.	☐	☐	☐
B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

C. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please provide your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT
PLEASE VOTE YOUR PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.
IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
PLEASE CONTACT THE COMPANY’S SHAREHOLDER SERVICES DEPARTMENT AT (314) 644-7665 PRIOR TO THE MEETING.
FOR PRE-REGISTRATION, PLEASE SIGN BELOW.
PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.
POST HOLDINGS, INC.
2020 ANNUAL MEETING OF SHAREHOLDERS
HILTON ST. LOUIS FRONTENAC
1335 S. LINDBERGH BLVD.
ST. LOUIS, MISSOURI 63131
Thursday, January 30, 2020 at 9:00 a.m. Central Time
SIGNATURE _______________________________________________
Upon arrival, please present this admission ticket and photo identification at the registration desk.

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▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 30, 2020
AT HILTON ST. LOUIS FRONTENAC, 1335 S. LINDBERGH BLVD., ST. LOUIS, MISSOURI 63131

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 30, 2020 at 9:00 a.m., local time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan or the 8th Avenue Food & Provisions, Inc. 401(k) Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2 AND 3.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.
(Continued and to be dated and signed on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
2020 Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
A. Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Item No. 1 and FOR Item Nos. 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Robert E. Grote	☐	☐	02 – David W. Kemper	☐	☐	03 – Robert V. Vitale	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2020.	☐	☐	☐	3. Advisory approval of the Company’s executive compensation.	☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please provide your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 30, 2020
AT HILTON ST. LOUIS FRONTENAC, 1335 S. LINDBERGH BLVD., ST. LOUIS, MISSOURI 63131

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 30, 2020 at 9:00 a.m., local time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan or the 8th Avenue Food & Provisions, Inc. 401(k) Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2 AND 3.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.
(Continued and to be dated and signed on reverse side.)